UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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Donnelley Financial Solutions, Inc.

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2020

Annual Meeting

of Shareholders

and Proxy Statement

From Our Board

DEAR DFIN SHAREHOLDERS,

2019 was a challenging yet rewarding year as we continued to make steady progress on our strategic priorities, including changing the mix of business toward higher-value software products, protecting our current market position and reshaping our corporate culture. Our long-recognized focus on delivering exceptional value to our clients remains a core part of our culture as we execute our plan to drive sustainable long-term returns for our shareholders.

As we continue to execute our digital transformation strategy, corporate governance and board oversight plays a critical role in driving our Company forward to a higher value digital future. Below are a few highlights.

By design, we have a diverse, engaged and deeply knowledgeable board. We understand the importance of having the right combination of skills and experience on the board to oversee and develop the Company’s strategic priorities, which will transform and position DFIN for success in an ever-changing regulatory and technological environment. In 2019, we added Jeff Jacobowitz, who brings a unique perspective as a professional investor and large DFIN shareholder, including key insights on the Company’s financial disclosures and capital allocation strategy. This following the 2018 addition of Juliet Ellis, a highly accomplished investment professional with deep expertise in shareholder communications, investment analysis and a long history of accomplishment in the investment management industry. Our board is well represented with diversity of experience, gender and perspective.

We continue to emphasize a strong pay-for-performance culture for our senior leadership team. While we believe in providing a target pay opportunity that is competitive with the market, it is important to us that the interests of our executives are aligned with the interests of shareholders by setting rigorous performance targets that are tied to key financial results and strategic objectives that further the Company’s long-term strategy. To illustrate, in 2019, our CEO’s target compensation was 84% variable and at risk and tied directly to the Company’s strategic objectives, with 64% being comprised of longer-term equity incentives, ensuring alignment of shareholder and management interests. In addition, the senior management team’s target compensation was 70% variable and at risk, with 49% being comprised of longer-term equity incentives, reflecting a continued pay-for-performance culture below the CEO level as well.

We continue to evaluate our capital allocation strategy to maximize long-term value. The board, together with the executive management team, regularly evaluates the Company’s capital allocation strategy and remains committed to deploying capital in ways that will generate long-term value for our shareholders.

We continue to engage our shareholders. In 2019, we contacted shareholders representing a majority of our outstanding common stock. We value our conversations with shareholders and as a board, discuss and take into consideration feedback shared. In fact, the feedback we received in 2019 influenced the board on many key topics including capital allocation, financial disclosures as well as Environmental, Social, & Governance (ESG). We are working on, or have already implemented, several changes based on these deliberations. We appreciate those who took the time to engage and share their viewpoints with us in 2019, and we look forward to continued engagement with shareholders in 2020.

In 2020 we will continue to work hard on your behalf to ensure the success of DFIN. We believe in our strategy and believe we have the right plan in place to achieve our goals. Thank you for your continued support.

Sincerely,

Rick Crandall	Luis Aguilar	Nanci Caldwell	Charles Drucker
Chairman of the Board

Juliet Ellis	Gary Greenfield	Jeff Jacobowitz

Daniel Leib	Lois Martin

Notice of Annual Meeting of Stockholders

Monday, May 18, 2020 2 p.m. Eastern time	Virtual Meeting: Annual meeting to be held live via the Internet -- please visit www.proxydocs.com/DFIN for more details	Record Date The close of business April 1, 2020

ITEMS OF BUSINESS

•	To elect the nominees identified in this proxy statement for a one-year term as directors
•	To approve, on an advisory basis, the Company’s executive compensation
•	To vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm
•	To vote on a stockholder proposal
•	To conduct any other business if properly raised

We have adopted a virtual format for our Annual Meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/DFIN prior to the deadline of May 14, 2020 at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email. You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number or, by using the Internet.

Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, call the toll-free number or log on to the Internet. You may revoke your proxy at any time before it is exercised.

You will find instructions on how to vote on page 10. Most stockholders vote by proxy and do not attend the meeting in person via the Internet. However, as long as you were a stockholder at the close of business on April 1, 2020, you are invited to attend the meeting, or to send a representative.

By Order of the Board of Directors

Jennifer B. Reiners

Secretary

April 13, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 18, 2020.

This proxy statement and our annual report to stockholders are available on the Internet at www.proxydocs.com/DFIN. On this site, you will be able to access our 2020 proxy statement and our 2019 Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and all amendments or supplements to the foregoing material that are required to be furnished to stockholders.

This proxy statement is issued by Donnelley Financial Solutions, Inc. in connection with the 2020 Annual Meeting of Stockholders scheduled for May 18, 2020. This proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 13, 2020.

Proposals

PROPOSAL 1: ELECTION OF DIRECTORS

Each director will serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death. Our by-laws, or the By-laws, provide that directors are elected to the Board of Directors (Board) by a majority of the votes cast, except in contested elections, wherein directors are elected to the Board by a plurality of the votes cast. The Board presently consists of nine directors. As Nanci Caldwell has informed the Company that she will not stand for re-election at the Annual Meeting, the Company will decrease the size of the Board to eight directors effective as of the 2020 Annual Meeting. The following persons are nominated for election as director of the Company to serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death.

The biographies below about the business background of each person nominated by the Board have been furnished to the Company by the nominees for director. The names of the nominees, along with their present positions, their principal occupations, current directorships held with other public corporations, as well as directorships during the past five years, their ages and the year first elected as a director, are set forth in the biographies.

The following table sets out a summary of the director nominees’ primary qualifications, characteristics, skills or experience the director nominees brings to the Board. The lack of a mark for a particular item does not mean that the director nominee does not possess that qualification, characteristic, skill, or experience as we look to each director to be knowledgeable in all areas. The biography for each director nominee notes the specific experience, qualifications, attributes, and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure, and strategic direction. “Industry Knowledge” encompasses both the regulatory and compliance market in which the Company operates and may also include expertise in the perspective of our clients and their regulators.

The Board recommends the

stockholders vote FOR each

of our nominees.

1

PROPOSAL 1: ELECTION OF DIRECTORS

Luis A. Aguilar AGE: 66 DIRECTOR SINCE: 2016

CURRENT DIRECTORSHIPS:

Envestnet, Inc.

FORMER DIRECTORSHIPS:

MiMedx Group, Inc.

EXPERIENCE:

Former Commissioner of the U.S. Securities and Exchange Commission (SEC), serving from July 2008 to December 2015. Prior to the SEC, he was a Partner specializing in corporate and securities law matters at McKenna Long & Aldridge, LLP, an international law firm, from 2005 to 2008, and Alston & Bird, LLP, a law firm, from 2003 to 2004. He held various positions including General Counsel, Head of Compliance and Corporate Secretary at Invesco, Inc., a global asset management firm, from 1994 to 2002. He was also Invesco’s Managing Director for Latin America in the 1990’s, and president of one of Invesco’s broker-dealers. He began his career as an attorney at the SEC. He is an expert in corporate governance with a background in compliance and governmental regulation and oversight of public companies. He was named a Board Leadership Fellow by the National Association of Corporate Directors (NACD). He earned a BA from Georgia Southern University, a JD from the University of Georgia and a Master of Laws (Taxation) from Emory University. He is a Principal at Falcon Cyber Investments, an investment firm focused on cyber security investments, a position he has held since September 2016. He chairs the Company’s Corporate Responsibility and Governance Committee.

QUALIFICATIONS:

Mr. Aguilar’s experience as Commissioner of the SEC, in private law practice and as General Counsel gives the Board significant expertise in the regulatory environment that drives a significant portion of our business, gives the Board insights into corporate governance best practices and provides insights into the Company’s global investment management and global capital markets businesses.

Richard L. Crandall AGE: 77 DIRECTOR SINCE: 2016

FORMER DIRECTORSHIPS:

Diebold Nixdorf, Inc.; RR Donnelley

EXPERIENCE:

Chief Executive Officer of Enterprise Software CEO Roundtable, a roundtable for the software industry, a position he has held since he founded Enterprise Software CEO Roundtable in 1994. He is a cybersecurity expert and serves on the Board of the National Cybersecurity Center (Colorado Springs) (the NCC), a position he has held since 2016. The NCC collaborates with the private sector, the military and federal agencies to research cyber threats and to educate the public and private sectors. He founded Comshare, Inc., a decision support software company, in 1966. He served as its Chief Executive Officer for 26 years and Chairman for three years. At Comshare, he successfully guided the company to a 100 percent enterprise software products company and eventual sale in 2003. He has been involved in other leadership roles throughout his career, including having served as Chairman of Giga Information Group, a technology advisory firm. At Novell, he oversaw the sale of the company to a trio of private equity firms and simultaneously much of its patent library to a consortium led by Microsoft, Apple Computer, Oracle and EMC. He has also been a technology advisor to the U.S. Chamber of Commerce. He serves on the Advisory Board for the Wharton Executive Education Program, Boards That Lead governance initiative. He attended the University of Michigan, where he received a BS in Electrical Engineering, a BS in Mathematics and a Masters in Industrial Engineering. He is a member of the Company’s Corporate Responsibility and Governance Committee.

QUALIFICATIONS:

Mr. Crandall has extensive experience as an entrepreneur and as a leader of several companies, including as a former enterprise software CEO that successfully executed a strategic transformation. His background with extensive experience in board chairmanships and as a strategist with continuing expertise in enterprise software, cybersecurity and digital transformation provides the board with key insights.

2	2020 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Charles D. Drucker AGE: 56 DIRECTOR SINCE: 2016

FORMER DIRECTORSHIPS:

MasterCard; Worldpay, Inc.

EXPERIENCE:

Former Executive Chairman and Chief Executive Officer of Worldpay, Inc., a global leader in integrated omni-commerce payments and formerly known as Vantiv, Inc., from January 2019 to February 2020. He was named Executive Chairman and Co-Chief Executive Officer at the time of Vantiv’s acquisition of Worldpay Group, plc (January 2018). Previously, he was Chief Executive Officer and President of Vantiv, which he joined in 2004. He previously served as executive vice president and COO of STAR Debit Services and as Senior Vice President and General Manager of Commercial Services at Wells Fargo. His entire 35-year career has been in the financial services industry. He is a member of the Company’s Compensation Committee.

QUALIFICATIONS:

Mr. Drucker brings extensive executive leadership experience in the payments and technology industries and deep financial services expertise.

Juliet S. Ellis AGE: 61 DIRECTOR SINCE: 2018

CURRENT DIRECTORSHIPS:

Apache Corporation

FORMER DIRECTORSHIPS:

None

EXPERIENCE:

Former chief investment officer of US Growth Equities for Invesco, Inc., where she was responsible for overseeing the allocation and management of over $30 billion in assets across nine fund strategies from 2008 to 2019. Prior to joining Invesco in 2004, she served as a managing director with JPMorgan Fleming Asset Management, where she was responsible for the management of mutual funds, sub-advised portfolios and institutional separate account portfolios. She joined JPMorgan in 1987 as an equity analyst and also served as assistant portfolio manager and director of equity research before being promoted to senior portfolio manager in 1993 and managing director in 2000. She began her career as a financial consultant at Merrill Lynch in 1981. She earned a bachelor’s degree in economics and political science, cum laude, from Indiana University, where she was a member of Phi Beta Kappa. She is a Chartered Financial Analyst® (CFA) charterholder. She is a member of the Company’s Audit Committee and Corporate Responsibility and Governance Committee. She was originally appointed to our Board in October 2018 to fill a vacancy created upon the retirement of former director Oliver Sockwell. She came to the attention of our Corporate Responsibility and Governance Committee through an external search performed by our outside consultants.

QUALIFICATIONS:

Ms. Ellis has significant expertise and a successful track record in the investment management industry. As a former lead investment manager, she brings successful financial leadership and experienced perspectives on shareholder priorities, capital allocation and shareholder communication, among other strengths, to our Board.

3

PROPOSAL 1: ELECTION OF DIRECTORS

Gary G. Greenfield AGE: 60 DIRECTOR SINCE: 2016

CURRENT DIRECTORSHIPS:

Diebold Nixdorf, Inc.

FORMER DIRECTORSHIPS:

Avid Technology, Inc.; GXS, Inc.;

Vocus Inc.; Epocrates Inc.; Novell Inc.; Hyperion Solutions Corporation; Mobius Management Systems Inc.

EXPERIENCE:

Executive Advisor at Court Square Capital Partners, a private equity firm, since April 2020. Partner at Court Square from 2013 to March 2020. From 2007 to 2013, he served as President and CEO of Avid Technology, Inc. where he oversaw a successful turnaround of the firm. He was recruited to Avid Technology to lead the turnaround effort. He served as President and Chief Executive Officer of GXS, Inc. from 2003 to 2007. During this period, he concurrently served as an Operating Partner at Francisco Partners. He received a B.S. in General Engineering and International Security Affairs from the U.S. Naval Academy, a Master of Science Administration from George Washington University, and an M.B.A. from Harvard Business School. He chairs the Company’s Compensation Committee and is a member of the Audit Committee.

QUALIFICATIONS:

Mr. Greenfield is a proven leader in high technology industries both as a CEO and through his experience working with private equity firms that specialize primarily in the technology sector. He has a strong operational track record that has resulted in the ability to grow markets and develop products. His skills at developing company vision and strategies in the evolving software development field strengthen our Board in this area.

Jeffrey Jacobowitz AGE: 51 DIRECTOR SINCE: 2019

CURRENT DIRECTORSHIPS:

None

FORMER DIRECTORSHIPS:

Exar Corporation; Telular Corporation; Alloy Inc.

EXPERIENCE:

Founder and managing member of Simcoe Capital Management, LLC, an investment management firm formed in February 2003. Previously, he was a research analyst and managing director with Robotti & Company LLC, an investment research firm, from 2002 to 2014. He was a research analyst with Naples, Florida-based Private Capital Management, an investment management firm from 1999 to 2002 and a research analyst with Robotti & Company, LLC from 1996 to 1999. Prior to 1996, he was a senior accountant with Deloitte & Touche LLP, a public accounting firm. He holds a Bachelor of Arts from the University of Maryland Baltimore County. According to an amendment to Schedule 13D filed by Simcoe Capital Management, LLC on December 2, 2019, Simcoe and its affiliates hold 9.78% of the Company’s outstanding shares of common stock. Mr. Jacobowitz is a member of the Audit Committee.

QUALIFICATIONS:

Mr. Jacobowitz’s unique perspective as a shareholder will provide key insights to shareholder viewpoints and his over twenty years of investment, finance and accounting experience will further strengthen the Board’s expertise in these areas.

4	2020 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Daniel N. Leib AGE: 53 DIRECTOR SINCE: 2016

CURRENT DIRECTORSHIPS:

William Blair Mutual Funds

FORMER DIRECTORSHIPS:

None

EXPERIENCE:

President and Chief Executive Officer, and a member of DFIN’s board, since the Company became an independent public company in 2016. Prior to the Company’s spin-off from RR Donnelley & Sons Company (RRD), he served as RRD’s Executive Vice President and Chief Financial Officer since May 2011. Prior to that, he held various positions of increasing responsibility including Group Chief Financial Officer, Senior Vice President of Finance, Mergers & Acquisitions, Treasurer, and Vice President of Investor Relations. Prior to the Company’s spin-off from RRD, he held positions with Interpublic Group of Companies, Dun & Bradstreet, Sears and Andersen Consulting. He graduated from New York University with an MBA and from University of Illinois, Champaign-Urbana with a Bachelor of Science in Finance.

QUALIFICATIONS:

Mr. Leib has significant management experience, including strategy, mergers & acquisitions, treasury, investor relations, operations and international operations. He has many years of executive leadership experience, a strong background in corporate finance and strategy, and possesses integral knowledge of the opportunities and challenges facing the Company.

Lois M. Martin AGE: 57 DIRECTOR SINCE: 2016

CURRENT DIRECTORSHIPS:

Raven Industries

FORMER DIRECTORSHIPS:

ADC Telecommunications Inc.; MTS Systems Corporation

EXPERIENCE:

Chief Financial Officer of Mortenson, a private construction and real estate development company, since 2017. Previously, she served as Executive Vice President and Chief Financial Officer of Ceridian Corporation, a private human resource software development company, from 2012 to 2016. She was Senior Vice President and Chief Financial Officer of Capella Education Company from 2004 to 2011 and Deluxe Corporation from 1993 to 2001, each a publicly traded company. She has overseen the process of separating and spinning off businesses, including the spin-off and IPO of Deluxe’s payment business that was known as eFunds. She is also experienced with the integration of acquisitions into existing businesses. She began her career as an auditor for PriceWaterhouseCoopers. She earned a bachelor’s degree from Augustana University. She chairs the Company’s Audit Committee.

QUALIFICATIONS:

Ms. Martin is a financial expert whose 30-year career has been spent in the financial operations side of businesses both public and private, with a unique background in corporate restructurings and insight into the challenges and successes of capital restructurings, including spin-offs. She also brings significant M&A experience to the Board. In the event that an incumbent director is not reelected, the Company’s Principles of Corporate Governance require that director to promptly tender his or her resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so. If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting.

In 2019, the Board met six times. Each director of the Company during 2019 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

5

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board recommends the stockholders vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this proxy statement.

As required by Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, the Company is presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers, or NEOs, by voting for or against it. The advisory vote on executive compensation described in this proposal is commonly referred to as a Say-on-Pay vote. While this vote is advisory, and thus not binding on us, the Board values the opinions of our stockholders and the Compensation Committee will review the results of the vote and expects to take them into consideration when making future decisions regarding NEO compensation. Under current Board policy, the stockholder vote for advisory approval of NEO compensation will occur annually and we anticipate that the next such vote will occur at our 2021 Annual Meeting.

Our Compensation Discussion and Analysis, or the CD&A, section of this proxy statement describes our executive compensation program and the decisions and rationale of our Compensation Committee. Our goal is to retain and attract experienced and talented executive officers, and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that create stockholder value. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal of ensuring that actual realized pay varies above or below targeted compensation opportunity based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the policies and practices described in this proxy statement. We are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the 2020 Annual Meeting:

“RESOLVED: that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures in this Proxy Statement.”

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2020 Annual Meeting and entitled to vote on the advisory resolution on executive compensation is required to approve the proposal.

6	2020 PROXY STATEMENT

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board and the Audit Committee recommend that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020.

Proposal 3 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2020. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Representatives of Deloitte & Touche LLP will be present at the 2020 Annual Meeting. They will be available to respond to your questions and may make a statement if they desire.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2020 Annual Meeting and entitled to vote on the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2020 is required to approve the proposal.

7

PROPOSAL 4: STOCKHOLDER PROPOSAL

PROPOSAL 4: STOCKHOLDER PROPOSAL

We have been notified that Samuel Yake, 607 Muirfield Court, Berwyn, PA 19312, who has provided certification indicating that, as of December 31, 2019, he was the beneficial owner of 16,288 shares of the Company’s common stock and that he intends to maintain such ownership through the date of the 2020 Annual Meeting, expects to introduce and support the following proposal at the 2020 Annual Meeting. Based on the information above, the stockholder proponent owns a total of approximately 0.048% of the total shares of the Company’s common stock outstanding.

RESOLVED: That the stockholders of Donnelley Financial Solutions, Inc. hereby request the Board of Directors to arrange for the prompt sale of Donnelley Financial Solutions, Inc. to the highest bidder.

REASONS

The purpose of this proposal is to allow Donnelley Financial shareholders to send a message to the Board of Directors that they support the prompt sale of the Company to the highest bidder. This proposal is not binding on the Board of Directors of Donnelley Financial; however, if the proposal receives substantial support from the shareholders, the Board may choose to carry out the request set forth in the resolution.

I believe that the very poor performance of Donnelley Financial’s stock since it became a public company in 2016 should cause the shareholders and the Board to examine whether remaining independent continues to make economic sense. I believe that the time has come for the shareholders to realize the fair value of their investment in Donnelley Financial.

Position of the Board of Directors

The Board recommends the stockholders vote AGAINST the stockholder proposal.

Donnelley Financial Solutions pursues business strategies that maximize long-term shareholder value. The Company announced its strategic plan and corresponding financial plan at its Investor Day in May of 2018, and such plans are reviewed by management and the board on an ongoing basis. The Company’s strategy is centered around transitioning its business toward software-as-a-service (SaaS) and tech-enabled solutions to support clients when, where and how they want to work in a digital world. A key near-term financial indicator of the Company’s progress against the strategy is the prevalence of SaaS revenue in the Company’s overall revenue mix. SaaS revenue has grown at 11.6% on average annually since 2016, and represented 21.6% of the Company’s total revenue in 2019, an increase of 770 basis points from 2016, demonstrating progress against this objective.

The Company also manages its assets and business segments to yield the highest value for shareholders. In 2018, the Company sold its Language Solutions business, and in 2019, the Company completed a sale-leaseback transaction of its facility in Secaucus, NJ, and also sold a portion of its investment in AuditBoard. In aggregate, these transactions generated $120.9 million of pre-tax proceeds, and have contributed to the Company’s $340.5 million reduction in net debt since spinning off in October of 2016, ending 2019 with net leverage of 2.0x, below its targeted range, enhancing financial stability and increasing flexibility to deploy capital in the future. The Company regularly evaluates its capital allocation strategy and remains committed to deploying capital in ways that will generate long-term value for our shareholders.

The Company maintains strong governance, and is led by an independent, diverse and deeply knowledgeable board. The Company understands the importance of maintaining the right combination of skills and experience to oversee and develop the Company’s strategic priorities, while also providing oversight in key areas. The Company continues to focus on enhancing its governance capabilities, and has made key recent additions, including adding Juliet Ellis and Jeff Jacobowitz, both of whom bring valuable insights and diversity of thought in key areas including financial disclosure and capital allocation.

While recent consolidated financial results have been significantly impacted by the adverse market conditions for its transactional offerings the Company’s financial position remains strong, and the Company is continuing to focus on its strategic objectives, including transitioning the business toward software and tech-enabled services while maintaining market share in its core traditional offerings. The transactional offerings of the Company, which are more cyclical in nature, result in increased stock price volatility. We believe our strategy offers the highest-certainty path to delivering long-term shareholder value by creating an increasingly recurring and higher-margin business that drives both earnings and free cash flow growth.

Adoption of the proposal will adversely affect the value of any such transaction by creating the impression that the Company is under pressure to sell and that the Board would accept a lower price as a result. This is further compounded by impacts of the COVID-19 crisis on the overall market, where valuations have already been dramatically reduced. Adoption of the proposal could also result in uncertainty regarding the Company’s future,

8	2020 PROXY STATEMENT

PROPOSAL 4: STOCKHOLDER PROPOSAL

and damage relationships with employees, resulting in possible lost productivity and unnecessary turnover. In addition, uncertainty on behalf of suppliers and customers could lead to a loss of bargaining power, potentially hampering the Company’s operations, sales and overall financial results.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2020 Annual Meeting and entitled to vote on the stockholder proposal is required to approve it.

The Board of Directors recommends that the stockholders vote AGAINST the stockholder proposal.

9

Questions and Answers About How to Vote Your Proxy

Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

Q. Who can vote?

A. You are entitled to one vote on each proposal for each share of the Company’s common stock that you own as of the close of business on the record date of April 1, 2020.

Q. What is the difference between holding shares as a “shareholder of record” and a “street name” holder?

A. If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are considered a “shareholder of record.” If your shares are held in a brokerage account or bank, you are considered a “street name” holder.

Q. How do I vote if shares are registered in my name (as a shareholder of record)?

A. By Mail: Sign, date and return the enclosed proxy card in the postage paid envelope provided. Your voting instructions must be received by 11:59 p.m. Eastern Time on May 17, 2020.

By Telephone or Internet: Call the toll-free number listed on your proxy card, log on to the website listed on your proxy card or scan the QR code on your proxy card and follow the simple instructions provided.

By Attending the 2020 Annual Meeting on the Internet: Withdraw your earlier proxy and vote at the Annual Meeting via the Internet.

The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

Voting by telephone and the Internet will be closed at 11:59 p.m. Eastern time on May 15, 2020.

Q. How do I vote if my shares are held in “street name?”

A. You should give instructions to your broker on how to vote your shares.

If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

All proposals other than the ratification of appointment of the independent registered public accounting firm (Proposal 3) are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to any of these matters. Ratification of the appointment of the independent registered public accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to that proposal.

Q: How do I participate in the Annual Meeting?

A: This year’s Annual Meeting will be accessible through the Internet. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 1, 2020, the record date, or hold a valid proxy for the meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/DFIN prior to the deadline of May 14, 2020 at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

This year’s stockholder question and answer session will include questions submitted in advance of the Annual Meeting. You may submit a question in advance of the meeting during the registration process described above.

10	2020 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

Q. Can I revoke my proxy or change my vote after I have voted?

A. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

•	By delivering a written notice of revocation to the Secretary of the Company;
•	By executing and delivering another proxy that bears a later date;
•	By voting by telephone at a later time;
•	By voting over the Internet at a later time; or
•	By voting in person at the meeting on the Internet.

If your shares are held in street name, you must contact your broker to revoke your proxy.

Q. How are votes counted?

A. In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the 2020 Annual Meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q. What are my options when voting for directors (Proposal 1)?

A. When voting to elect directors, you have three options:

•	Vote FOR a nominee;
•	Vote AGAINST a nominee; or
•	ABSTAIN from voting on a nominee.

In the election of directors, each nominee will be elected by a vote of the majority of votes cast. A majority of votes cast means that the number of shares voted “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee. Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.

Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Q. What are my options when voting on any other proposals (Proposals 2, 3 and 4)?

A. When voting on any other proposal, you have three options:

•	Vote FOR a given proposal;
•	Vote AGAINST a given proposal; or
•	ABSTAIN from voting on a given proposal.

Each of Proposals 2, 3 and 4 requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on any of Proposals 2, 3 or 4, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal, but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.

Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on either of Proposals 2, 3 or 4.

Q. How will my shares be voted if I sign and return my proxy card with no votes marked?

A. If you sign and return your proxy card with no votes marked, your shares will be voted as follows:

•	FOR the election of all nominees for director identified in this proxy statement (Proposal 1);
•	FOR the proposal on advisory vote on executive compensation (Proposal 2);
•	FOR the ratification of the Company’s independent registered public accounting firm (Proposal 3); and
•	AGAINST the stockholder proposal (Proposal 4).

Q. How are proxies solicited and what is the cost?

A. The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to stockholders, and reimburses them for their expenses. However, the Company does not reimburse its own employees for soliciting proxies.

The Company has hired Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to help solicit proxies, and has agreed to pay it $8,000 plus out-of-pocket expenses for this service. All costs of this solicitation will be borne by the Company.

11

QUESTIONS AND ANSWERS ABOUT HOW TO VOTE YOUR PROXY

Q. How many shares of stock were outstanding on the record date?

A. As of close of business on the record date of April 1, 2020, there were 33,733,441 shares of common stock outstanding. Each outstanding share is entitled to one vote on each proposal.

Q. There are several shareholders in my address. Why did we receive only one set of proxy materials?

A. Some banks, brokers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the annual report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement and/or annual report for other stockholders in your household,

either now or in the future, please contact your bank, broker or other similar organization serving as your nominee. Upon written or oral request to Donnelley Financial Solutions, Inc., 35 West Wacker Drive, Chicago, Illinois 60601, or via telephone at 844-866-4337, the Company will provide separate copies of this proxy statement and/or the annual report.

If you are currently receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker or other similar organization that holds your shares to request information about eliminating duplicate mailings.

12	2020 PROXY STATEMENT

Company Information

THE BOARD’S COMMITTEES AND THEIR FUNCTIONS

The Board has three standing committees. The members of those committees and the committees’ responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Company’s web site at the following address: http://investor.dfinsolutions.com/corporate-governance/governance-documents. A print copy of each charter is available upon request.

	BOARD	AUDIT	CRG	COMPENSATION
Luis Aguilar	X		Chair
Rick Crandall	Chair		X
Charles Drucker	X			X
Juliet Ellis	X		X	X
Gary Greenfield	X	X		Chair
Daniel Leib	X
Lois Martin	X	Chair
Jeff Jacobowitz	X	X

Audit Committee—assists the Board in its oversight of (1) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits; (2) the qualifications and independence of the Company’s independent registered public accounting firm; and (3) the performance of the Company’s internal auditing department and the independent registered public accounting firm.

The committee selects, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm. Pursuant to its charter, the Audit Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party consultants, and has the authority to engage independent auditors for special audits, reviews and other procedures.

The Audit Committee is chaired by Ms. Martin and in 2019 consisted of Ms. Martin, Ms. Ellis, Mr. Greenfield and Mr. Jacobowitz. Ms. Ellis will step down from the Audit Committee prior to the Annual Meeting. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board has also determined that each of the members of the Audit Committee is an “audit committee financial expert” within the meaning of the rules of the SEC. The committee met eight times in 2019.

Corporate Responsibility & Governance Committee—(1) makes recommendations to the Board regarding nominees for election to the Board and recommends policies governing matters affecting the Board; (2) develops and implements governance principles for the Company and the Board; (3) conducts the regular review of the performance of the Board, its committees and its members; and (4) oversees the Company’s responsibilities to its employees and to the environment. Pursuant to its charter, the Corporate Responsibility & Governance Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and to retain third-party consultants and has the sole authority to approve the terms and conditions under which it engages director search firms.

The Corporate Responsibility & Governance Committee is chaired by Mr. Aguilar and consists of Mr. Aguilar, Ms. Ellis and Mr. Crandall. The Board has determined that each member is “independent” within the meaning of the rules of the NYSE. The committee met four times in 2019.

Compensation Committee—(1) establishes the Company’s overall compensation strategy; (2) establishes the compensation of the Company’s chief executive officer, other senior officers and key management employees; (3) adopts amendments to, and approves terminations of, the Company’s employee benefit plans; and (4) recommends director compensation to the Board.

Pursuant to its charter, the Compensation Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and has the sole authority to engage counsel, experts or consultants in matters related to the compensation of the chief executive officer and other executive officers of the Company and will have the sole authority to

13

THE BOARD’S COMMITTEES AND THEIR FUNCTIONS

approve any such firm’s fees and other retention terms. Pursuant to its charter, prior to selecting or receiving any advice from any committee adviser (other than in-house legal counsel) and on an annual basis thereafter, the Compensation Committee must assess the independence of such committee advisers in compliance with any applicable NYSE listing rules and the federal securities laws. The Compensation Committee must also review and approve, in advance, any engagement of any compensation consultant by the Company for any services other than providing advice to the committee regarding executive officer compensation.

The Compensation Committee engaged Frederic Cook & Co., Inc., or FW Cook, as its independent compensation consultant to provide objective analysis, advice and recommendations on executive officer pay in connection with the Compensation Committee’s decision-making process for 2019. In December 2019, the Compensation Committee determined to change compensation consultants and engaged Meridian Compensation Partners, or Meridian, to provide objective analysis, advice and recommendations on executive officer pay in connection with the Compensation Committee’s decision-making process for 2020 forward.

For 2019, FW Cook’s fees for executive compensation consulting services provided to the Compensation Committee were approximately $119,000. FW Cook had no fees for non-executive compensation consulting services in 2019.

FW Cook reported, and Meridian reports, directly to the Compensation Committee and not to management on executive officer and director compensation matters. The Compensation Committee reviews management’s preliminary recommendations and makes final compensation decisions. The Compensation Committee, with the assistance of its consultants, reviews and evaluates the Company’s executive and employee compensation practices and determines, based on this review, whether any risks associated with such practices are likely to have a material adverse effect on the Company. FW Cook advised the Compensation Committee on the 2019 compensation levels of the Company’s executive officers and provided advice related to proposed compensation. The Committee, with the assistance of its consultants, has reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long-term incentives, the type of performance metrics used, incentive plan payout leverage, the possibility that the plan designs could be structured in ways that might encourage gamesmanship, avoidance of uncapped rewards, multi-year vesting for equity awards, use of stock ownership requirements for senior management and the Compensation Committee’s oversight of all executive compensation programs.

See Compensation Discussion and Analysis section of this proxy statement for further information regarding executive compensation decisions.

The Compensation Committee is chaired by Mr. Greenfield and in 2019 consisted of Mr. Greenfield, Ms. Caldwell and Mr. Drucker. Ms. Ellis will be appointed to the Committee prior to the Annual Meeting. The Board has determined that each member is “independent” within the meaning of the rules of the NYSE. The committee met six times in 2019.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee is or has been an officer or employee of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. No member of our Compensation Committee is an executive officer of another entity at which one of our executive officers serves on the board of directors or is a member of a compensation committee (or other committee serving an equivalent function).

POLICY ON ATTENDANCE AT STOCKHOLDER MEETINGS

Directors are expected to attend regularly scheduled meetings of stockholders, except when circumstances prevent such attendance, and directors may participate by telephone or other electronic means and will be deemed present at such meetings if they can both hear and be heard. All of the members of the Board attended the Company’s 2019 Annual Meeting of Stockholders.

14	2020 PROXY STATEMENT

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Governance Highlights

The Company has adopted a number of governance best practices, including:

•	No shareholders rights plan (poison pill);
•	Annual election of directors (board fully declassified);
•	Majority voting for the election of directors;
•	No super majority voting;
•	25% or greater stockholders may call a special meeting;
•	Independent compensation consultant;
•	Clawback policy;
•	Political Activities Disclosure Policy;
•	Split leadership—Non-executive Chairman and Chief Executive Officer;
•	All independent directors except for the CEO;
•	Board compensation heavily weighted toward equity; and
•	Stock ownership guidelines for senior officers and directors.

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, director retirement age, succession planning and the annual evaluations of the Board and its committees.

The Corporate Responsibility & Governance Committee is responsible for overseeing and reviewing the Principles of Corporate Governance and recommending to the Board any changes to those principles. The full text of the Principles of Corporate Governance is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: http://investor.dfinsolutions.com/corporate-governance/governance-documents and a print copy is available upon request.

Code of Ethics

The Company has adopted and maintains a set of Principles of Ethical Business Conduct. The policies referred to therein apply to all directors, officers and employees of the Company. In addition, in accordance with the NYSE listing requirements and SEC rules, the Company has adopted and will maintain a Code of Ethics that applies to its chief executive officer and senior financial officers.

The Principles of Ethical Business Conduct and the Code of Ethics cover all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies. In the event that an amendment to, or a waiver from, a provision of the

Code of Ethics is necessary, the Company will post such information on its web site. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: http://investor.dfinsolutions.com/corporate-governance/governance-documents and a print copy is available upon request.

Independence of Directors

The Company’s Principles of Corporate Governance provides that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. All non-employee directors of our Board are independent in accordance with NYSE requirements. As the Company’s CEO, Mr. Leib is not independent.

Executive Sessions

The Company’s independent directors are expected to meet regularly in executive sessions without management. Executive sessions are led by the chairman of the Board. An executive session is expected to be held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also is expected to meet in executive session without management in conjunction with each regularly scheduled committee meeting and such sessions will be led by the chair of such committee.

Board Leadership

The Board has determined that having an independent director serve as chairman of the Board is in the best interest of the stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. No single leadership model is right for all companies at all times, however, the Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively and recognizes that, depending on the circumstances,

15

CORPORATE GOVERNANCE

other leadership models might be appropriate. The Board’s Principles of Corporate Governance provide that the Corporate Responsibility & Governance Committee shall periodically review chairman of the Board or any committee and recommend any changes to the Board for purposes of succession planning.

Board and Committee Evaluations

The Board undertakes an annual evaluation process to identify ways to enhance the Board’s and committees’ effectiveness. This is a three part process coordinated by the chair of the Corporate Responsibility & Governance Committee, which includes: (1) Board, committee and individual self-evaluation questionnaires; (2) evaluations completed by applicable members of management, the Board and its committees; and (3) interviews of each director and management conducted by a third-party governance expert. Results of the individual written evaluations are shared with the chair of the Corporate Responsibility & Governance Committee, the chair of the Board and the Chief Executive Officer, after which it is determined whether discussions with any individual director concerning performance are necessary. Results are then shared with the chairs of the applicable committees before being sent to the Board and each committee for their review and discussion.

Board’s Role in Risk Oversight

The Board is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board addresses the primary risks associated with those units and functions. In addition, the Board reviews the key risks associated with the Company’s strategic plan annually and periodically throughout the year as part of its consideration of the strategic direction of the Company. The Board also reviews the output of the Company’s risk management process each year, including cybersecurity risk management processes implemented by the Audit Committee.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. As part of its duties, the Audit Committee will review with management (1) Company policies with respect to risk assessment and management of risks that may be material to the Company, (2) the Company’s system of disclosure controls and system of internal controls over financial reporting, (3) the Company’s compliance with legal and regulatory requirements and (4) the Company’s cybersecurity risk management processes.

Each of the other Board committees also oversees the management of Company risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors, and each committee reports back to the full Board. The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues and accounting and legal matters. The Audit Committee, along with the Corporate Responsibility & Governance Committee, is also responsible for reviewing certain major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks. The Corporate Responsibility & Governance Committee also oversees risks related to the Company’s governance structure and processes, related person transactions, certain compliance issues and Board and committee structure to ensure appropriate oversight of risk. The Compensation Committee considers risks related to the attraction and retention of key management and employees and risks relating to the design of compensation programs and arrangements, as well as developmental and succession planning for possible successors to the position of chief executive officer and planning for other key senior management positions.

Nomination of Directors

It is the policy of the Corporate Responsibility & Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the committee (in care of the Secretary at the Company’s principal executive offices at 35 West Wacker Drive, Chicago, Illinois 60601 and otherwise in accordance with the procedures outlined under Submitting Stockholder Proposals and Nominations for 2021 Annual Meeting section of this proxy statement). The committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other candidate. The committee also considers candidates recommended by management and members of the Board.

After conducting an initial evaluation of a potential candidate, the Chairman of the Board and/or the chair of the Corporate Responsibility & Governance Committee generally will interview that candidate if it believes such candidate might be suitable to be a director. The candidate may also meet with other members of the Board and, under certain circumstances, members of management. If the Corporate Responsibility & Governance Committee believes a candidate would be a valuable addition to the Board, considering the criteria and competencies discussed in the next paragraph, it will recommend that candidate’s election to the full Board.

16	2020 PROXY STATEMENT

CORPORATE GOVERNANCE

In identifying and evaluating nominees for directors, the committee takes into account the applicable requirements for directors under the listing rules of the NYSE. In addition, the committee considers other criteria as it deems appropriate and which may vary over time depending on the Board’s needs, including certain core competencies and other criteria such as the personal and professional qualities, integrity, ethics, leadership expertise, industry experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees. Although not part of any formal policy, the goal of the committee will be a balanced and diverse Board, with members whose skills, viewpoints, backgrounds and experiences complement each other and, together, contribute to the Board’s effectiveness as a whole. See the Skills Matrix immediately prior to our director and nominee biographies under Proposal 1—Election of Directors.

The Corporate Responsibility & Governance Committee from time to time may engage third-party search firms to identify candidates for director, and may use search firms to do preliminary interviews and background and reference reviews of prospective candidates.

Communications with the Board of Directors

The Board has established procedures for stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the chairman of the Corporate Responsibility & Governance Committee or the other non-management members of the Board to their attention at the Company’s principal executive offices at 35 West Wacker Drive, Chicago, IL 60601. Any stockholder must include the number of shares of the Company’s common stock he or she holds and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing will be distributed to the chair of the Corporate Responsibility & Governance Committee or the non-management directors of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

17

Stock Ownership

The table below lists the beneficial ownership of common stock as of April 1, 2020 by all directors and nominees, each of the persons named in the tables under the Executive Compensation section below, and the directors and executive officers as a group. The table below includes all stock awards subject to vesting conditions that vest within 60 days of April 1, 2020. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which information has been obtained from filings pursuant to Sections 13(d) and (g) of the Exchange Act. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common stock beneficially owned set forth opposite their name. The percentages shown are based on 33,733,441 outstanding shares of common stock as of April 1, 2020. Unless otherwise indicated, the address for each beneficial owner who is also a director, nominee or executive officer is 35 West Wacker Drive, Chicago, Illinois 60601.

	BENEFICIAL OWNERSHIP
NAME	NUMBER	PERCENTAGE

Principal Stockholders
BlackRock, Inc. and affiliated persons (1)	5,396,721	16.0%
American Century Investment Management, Inc. and affiliated persons (2)	3,364,456	9.97%
Simcoe Capital Management, LLC and affiliated persons (3)	3,300,000	9.78%
FMR LLC and affiliated persons (4)	2,245,770	6.66%
The Vanguard Group and affiliated persons (5)	2,203,634	6.53%
Named Executive Officers (6)
Daniel Leib	248,160	*
Thomas Juhase	60,610	*
David Gardella	62,859	*
Jennifer Reiners	24,346	*
Kami Turner	9,908	*
Directors and Director Nominee (7)
Jeffrey Jacobowitz (8)	3,309,508	9.81%
Richard Crandall	91,281	*
Luis Aguilar	24,847	*
Charles Drucker	79,847	*
Gary Greenfield	29,847	*
Lois Martin	29,847	*
Juliet Ellis	14,134	*
Directors, Director Nominee and Executive Officers as a group (13 persons)	3,985,194	11.81%

*	Less than one percent.

(1)

BlackRock, Inc., or BlackRock, is an investment advisor with a principal business office at 55 East 52nd Street, New York, New York 10055. This amount reflects the total shares expected to be held by BlackRock clients. BlackRock is expected to have sole investment authority over all shares and sole voting authority over 5,267,651 shares.

(2)

American Century Investment Management, Inc., or ACIM, is an investment advisor with a principal business office at 4500 Main Street, 9th Floor, Kansas City, Missouri 64111. This amount reflects the total shares expected to be held by ACIM clients. ACIM is expected to have sole investment authority over all shares and sole voting authority over 3,172,791 shares.

(3)

Simcoe Capital Management, LLC, or Simcoe Capital, is an investment manager with a principal business office at 509 Madison Avenue, Suite 2200, New York, New York 10022. This amount reflects the total shares expected to be held by Simcoe Capital clients. Simcoe Capital is expected to have sole investment authority and sole voting authority over all shares.

(4)

FMR LLC, or FMR, is an investment advisor with a principal business office at 245 Summer Street, Boston, Massachusetts 02210. This amount reflects the total shares expected to be held by FMR clients. FMR is expected to have sole investment authority over all shares and no voting authority over any shares.

(5)

The Vanguard Group, Inc., or Vanguard, is an investment advisor with a principal business office at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. This amount reflects the total shares expected to be held by Vanguard clients. Vanguard is expected to have sole investment authority over 2,174,117 shares and shared investment authority over 29,517 shares, sole voting authority over 30,691 shares and shared voting authority over 2,920 shares.

(6)	Does not reflect ownership of restricted stock units that will not vest within 60 days.

(7)

Reflects ownership of common stock and restricted stock units that will vest on the earlier of the date the director ceases to be a director or the first anniversary of the grant date. Amounts for Mr. Crandall also reflect restricted stock units that will vest on the date Mr. Crandall ceases to be a director of the Company.

(8)

Includes 3,300,000 shares that Mr. Jacobowitz is deemed to indirectly beneficially own as a Managing Member of Simcoe Capital based on his shared voting power and shared dispositive power with respect to such shares. (See footnote 3).

18	2020 PROXY STATEMENT

Compensation Discussion & Analysis

This Compensation Discussion and Analysis discusses our compensation policies and determinations that apply to our named executive officers. When we refer to our named executive officers, we are referring to the following individuals whose 2019 compensation is set forth below in the Summary Compensation Table and subsequent compensation tables.

NAME	POSITION
Daniel N. Leib	Chief Executive Officer
Thomas F. Juhase	Chief Operating Officer
David A. Gardella	Chief Financial Officer
Jennifer B. Reiners	General Counsel
Kami S. Turner	Controller and Chief Accounting Officer

While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks. While this proxy statement and CD&A relates to 2019 performance and compensation, neither of which were affected by the COVID-19 pandemic, the COVID-19 pandemic is expected to significantly impact 2020 financial results and could significantly impact 2020 compensation outcomes for the Company.

EXECUTIVE SUMMARY

2019 Business Highlights

•

Maintaining a strong position in key markets. In addition to remaining the largest single U.S. compliance filer, the Company maintained its market share in corporate compliance and transactional filings during the year. Financial performance was impacted negatively by lower transactional activity in Global Capital Markets, related to the U.S. government shutdown at the beginning of the year, as well as a weak environment for global merger and acquisition activity throughout the year.

•

Continued evolution to a more favorable revenue mix. In 2019, SaaS net sales increased 5.0% from the prior year, representing approximately 21.6% of total net sales in 2019 compared to 18.7% in 2018. Net sales from products represented 36.7% of 2019 net sales (vs. 35.8% in 2018) and net sales from tech-enabled services represented 41.8% of 2019 net sales (vs. 45.5% in 2018). The decline in the proportion of tech-enabled services net sales was primarily due to the lower transactional activity in Global Capital Markets.

•

Investment of $44.8 million in capital expenditures, of which approximately 93% was related to the Company’s software-as-a-service solutions and digitization of its printing platform. These investments allowed the Company to bring additional solutions to market and drive productivity improvements.

•

Aggressively reducing debt. The Company generated $30.6 million of proceeds from the sale of a building, and $10.5 net proceeds from the sale of equity investments in 2019, enabling additional debt reduction. The Company paid down $66.7 million of debt during 2019, maintaining net leverage of 2.0x in 2019, despite a challenging environment for global mergers and acquisitions, that negatively impacted 2019 financial results. Since becoming a standalone company in October of 2016, the Company has reduced its net debt by $340.5 million(1).

Net Earnings of $37.6 million	Non-GAAP adjusted EBITDA of $137.0 million(1)	Operating cash flow of $54.5 million

1.

Net debt, net leverage and non-GAAP Adjusted EBITDA are non-GAAP measures that exclude the impact of items noted in the reconciliation tables in Appendix C. See such tables for amounts and reconciliations to the most comparable GAAP measures.

19

COMPENSATION DISCUSSION AND ANALYSIS

•

While the Company had a successful year executing against its strategic objectives, financial results were below target due to lower transactional activity in Global Capital Markets, related to a weak environment for global merger and acquisition activity throughout the year, and as a consequence annual cash incentives paid out below target. The stock price has lagged the market, and therefore historical stock option awards are underwater and other equity grants have lost value, which directly aligns executives’ pay outcomes with investor experience.

Key 2019 Compensation Actions

The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during 2019 are set forth below.

COMPENSATION COMPONENT	LINK TO BUSINESS AND TALENT STRATEGIES	2019 COMPENSATION ACTIONS
Base Salary (Page 25)	• Competitive base salaries help attract and retain executive talent

•   Base salaries for the CEO and Controller were increased to be appropriately competitive within the market

•   The Compensation Committee determined not to raise the base salaries of the COO, CFO, or General Counsel in 2019

Annual Cash Incentive Compensation (Page 25)	• Focuses executives on achieving annual financial and non-financial results that are key indicators of annual financial and operational performance

•   Introduced software-as-a-service revenue as a short-term performance metric to support strategic shift towards software and products growth (replaces corporate net sales)

•   Annual cash incentive awards for the NEOs were earned at an average of 52% of target, primarily due to the impact on sales and profitability from a very weak transactional market that impacted the company’s transactional and Venue dataroom results.

Long-Term Equity Incentive Compensation (Page 28)

•   Performance share units (PSUs) are measured by achievement of cumulative free cash flow and cumulative net sales goals, which are key indicators of long-term performance and creation of stockholder value

•   Restricted stock units (RSUs) provide focus on stock price growth and serve our talent retention objectives

•   Stock options provide focus on stock price appreciation, and align executives’ long-term economic interests with those of our stockholders

•   The long-term incentive award mix consists of 50% PSUs, 40% RSUs and 10% stock options

•   PSUs are subject to a 3-year performance period (2019-2021) and will be earned based on achievement of cumulative free cash flow (weighted 50%) and cumulative net sales (weighted 50%) goals.

•   PSUs granted in 2017 with a performance period of 2017-2019 vested at 79.5% of target primarily due to the weak transactional market in 2019 which impacted sales and cash flow for 2019 and substantially reduced performance versus target for the full 3-year performance period

•   RSUs vest in equal annual installments over three years

•   Stock options vest in equal annual installments over four years

20	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our Executive Compensation Program

Our goal is to retain and attract experienced and talented executive officers, and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that create stockholder value. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal of ensuring that actual realized pay varies above or below targeted compensation opportunity, based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.

The table below outlines each of the principal elements of the Company’s executive compensation program:

21

COMPENSATION DISCUSSION AND ANALYSIS

The targeted mix of total direct compensation we established at the beginning of 2019 for our CEO and the other NEOs is illustrated below. We believe the mix of compensation components, the allocation between cash and equity, the time horizon between short-term and long-term performance and the differentiation between fixed and variable compensation collectively provide appropriate incentives to motivate near-term performance, while at the same time providing significant incentives to keep our executives focused on longer-term corporate goals that drive stockholder value.

Executive Compensation Governance Best Practices

The Compensation Committee reviews the Company’s executive compensation program on an ongoing basis to evaluate whether the program supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

✓ Pay for performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation	✘ We do not have tax gross-ups ✘ We do not allow dividends or dividend equivalents on unearned equity awards
✓ Pre-established performance goals that are aligned with creation of long-term stockholder value	✘ We do not allow repricing of underwater stock options without stockholder approval
✓ Market comparison of executive compensation against a relevant peer group	✘ We do not allow hedging or short sales of our securities ✘ We do not allow pledging of our securities
✓ Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company	✘ We do not provide excessive perquisites to executive officers
✓ Double-trigger vesting for equity awards in the event of a change in control
✓ Robust stock ownership guidelines
✓ Clawback policy that applies to all cash and equity incentives
✓ Mitigate undue risk
✓ Annual say-on-pay vote

22	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2019 Say-On-Pay Vote

In 2019, we held an advisory “say-on-pay” vote. In its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. In that respect, as part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval of approximately 98.7% of the votes cast for the Company’s advisory say-on-pay vote at our 2019 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2019 say-on-pay vote and the substantial support received from stockholders. The Compensation Committee will continue to regularly review, assess and, when appropriate, adjust our executive compensation program in response to stockholder feedback.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Our Executive Compensation Philosophy and Objectives

The goal of our executive compensation program is to attract, retain, and motivate our executive team. Overall compensation levels are generally targeted at the market median but may vary based upon each executive’s experience, skills and performance. The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive long-term stockholder value creation and seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term financial, operational and strategic goals. To that end, the Compensation Committee’s goal is to implement an executive compensation program that is built upon the following objectives:

•	Attracting and Retaining the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance-driven mindset.
•	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.
•	Alignment with Stockholder Interests. Our executives’ interests should be aligned with stockholder interests through the risks and rewards of stock ownership in the Company.

23

COMPENSATION DISCUSSION AND ANALYSIS

Oversight Responsibilities for Executive Compensation

The table below summarizes the key oversight responsibilities for executive compensation.

Compensation Committee

•   Establishes executive compensation philosophy

•   Approves incentive compensation programs and target performance expectations for the annual incentive plan (AIP) and long-term incentive (LTI) awards

•   Approves all compensation actions for the named executive officers, including base salary, target and actual AIP awards and LTI grants

All Independent Board Members	• Assess performance of the CEO
Independent Compensation Committee Consultant—FW Cook/ Meridian

•   Provides independent advice, research, and analytical services on a variety of subjects to the Compensation Committee, including compensation of executive officers, non-employee director compensation and executive compensation trends

•   Participates in Committee meetings as requested and communicates with the Chair of the Compensation Committee between meetings

•   Reports to the Compensation Committee, does not perform any other services for the Company and has no economic or other ties to the Company or the management team that could compromise its independence or objectivity

•   FW Cook was our compensation consultant for 2019. The Compensation Committee retained Meridian Compensation Partners in December 2019 to act as its compensation consultant for 2020

CEO and Management

•   Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the Compensation Committee, which makes the final decisions with advice from its independent consultant, as appropriate

•   Responsible for the administration of the compensation programs once Compensation Committee decisions are finalized

Peer Group Selection and Market Data

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as general industry survey data. The peer group is used as a reference point to assess the competitiveness of base salary, incentive targets, and total direct compensation awarded to the NEOs and as information on market practices, including share utilization and share ownership guidelines. We updated our peer group in 2019 for compensation decisions in order to include companies taking into consideration the following peer group criteria:

•	Within a range of the Company’s operations and scale of approximately 0.3 times to 3 times the Company’s size in a variety of financial metrics including revenue, EBITDA and market cap;
•	Similar industry to the Company and within the data software and services space, while recognizing that approximately 37% of the Company’s current revenue is comprised of print-related products;
•	Direct competitors for executive talent;
•	Publicly-traded companies that operate in the United States and are subject to US laws and regulations.

For 2019 compensation decisions, the peer group utilized was as follows:

•	ACI Worldwide, Inc.
•	ARC Document Solutions, Inc.
•	Bottomline Technologies (de), Inc.
•	Broadridge Financial Solutions, Inc.
•	CoreLogic, Inc.
•	CSG Systems International, Inc.
•	ePlus inc.
•	Euronet Worldwide, Inc.
•	FactSet Research Systems Inc.
•	Gartner, Inc.
•	Jack Henry & Associates, Inc.
•	Morningstar, Inc.
•	MSCI, Inc.
•	Perficient, Inc.
•	Resources Connection, Inc.
•	The Dun & Bradstreet Corporation
•	Verint Systems Inc.

Based on data compiled by FW Cook at the time of the peer group review, our revenues, EBITDA and EBITDA margin were at the 34th, 41st, and 44th percentiles, respectively, in relation to the peer group. After all 2019 compensation decisions were made, The Dun & Bradstreet Corporation was acquired and is no longer a

24	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

publicly traded company so was removed from the peer group, and Gartner and MSCI have been removed from our peer group for 2020. In addition, the Compensation Committee determined to add the following companies to the peer group for 2020 compensation decisions: Huron Consulting and Envestnet.

As there is limited data on positions other than the CEO and CFO, and to a greater extent the COO, in the peer group data, the Compensation Committee also reviews data from national survey sources related to general industry when it considers the market competitiveness of NEO compensation levels and/or market practices. The Compensation Committee does not review the specific companies included in these surveys, and the data presented to the Compensation Committee is general and not specific to any particular subset of companies.

2019 NAMED EXECUTIVE OFFICER COMPENSATION

Base Salary

Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, pay grade, competitive compensation practices data and comparison to other Company executives. Based on these criteria, for 2019, base salary adjustments were made as follows:

NAME	2018 BASE SALARY	INCREASE (%)	2019 BASE SALARY
Daniel N. Leib	$700,000	7%	$750,000
Thomas F. Juhase	$441,000	0%	$441,000
David A. Gardella	$410,000	0%	$410,000
Jennifer B. Reiners	$350,000	0%	$350,000
Kami S. Turner	$270,000	7%	$290,000

Annual Incentive Plan (AIP)

The AIP is a cash bonus plan that incentivizes short-term (i.e., annual) financial and operational performance. The Compensation Committee reviews our target annual bonus opportunities by job level each year to ensure they are competitive. The target annual incentive opportunity as a percent of annual base salary for each of our NEOs in 2019 was as follows:

NAME	2018 TARGET ANNUAL INCENTIVE AS PERCENT OF BASE SALARY (%)	2019 TARGET ANNUAL INCENTIVE AS PERCENT OF BASE SALARY (%)	2019 TARGET ANNUAL INCENTIVE ($)
Daniel N. Leib	125%	125%	$937,500
Thomas F. Juhase	100%	100%	$441,000
David A. Gardella	100%	100%	$410,000
Jennifer B. Reiners	55%	60%	$210,000
Kami S. Turner	40%	50%	$145,000

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under the AIP. For 2019, the Compensation Committee established the following goals and payout levels under the AIP:

GOALS	WEIGHTING	METRIC	PAYOUT RANGE
Financial Statement	75%	• Consolidated Non-GAAP Adjusted EBITDA (weighted 60%) • Software-as-a-Service Sales (weighted 40%)	50% – 200%
Non-Financial Statement	25%	• Individual performance goals	0% – 200%

The financial statement performance goals were based on the Company’s annual operating plan reviewed by our Board. In addition, the Compensation Committee may utilize its discretionary authority under the AIP to increase or decrease the amount of an award otherwise payable if it determines that an adjustment is appropriate to better reflect the actual performance of the Company and/or participant (including any unusual or nonrecurring events, including without limitation, any strategic transactions, acquisitions, divestitures or other significant events involving or affecting the Company). Although the non-financial statement goals are a smaller component, the Compensation Committee believes that the non-financial statement goals based on individual performance are important “leading indicators” of financial performance and continue to be important for a company like ours in the process of transforming its business strategy in order to facilitate the transition and further the company’s growth objectives.

25

COMPENSATION DISCUSSION AND ANALYSIS

Financial Statement Goals

The threshold, target and maximum performance and payout opportunities for financial statement goals under the 2019 AIP (subject to interpolation between points), along with the actual performance achieved and related payout percentage, are set forth below.

Given the long-term plan of the Company and the multi-year digital transformation, the Board tasked management with focusing on the strategic shift in the Company’s mix of revenue toward its Software-as-a-Service offerings. To support this strategy, the revenue metric (comprising 40% of the financial component) was refined to drive Software-as-a-Service sales in particular, with the targets set above the level of annual growth communicated to shareholders as part of the five-year transformation plan. In addition, the EBITDA target represented a modest increase over prior year pro forma results, reflecting the anticipated impact of the U.S. government shutdown and required significant effort to achieve. The Compensation Committee determined it was appropriate to establish the final 2019 goals as follows:

	THRESHOLD	TARGET	MAXIMUM	ACTUAL	% OF TARGET ACHIEVED	PAYOUT %
Achievement %	90%	100%	110%
Payout %	50%	100%	200%
Consolidated Non-GAAP Adjusted EBITDA ($ millions)(1)	$137.0	$152.2	$167.4	$137.0	90%	27%
Software-as-a-Service Sales ($ millions)	$187.7	$208.6	$229.4	$187.7	90%	50%
Weighted Average Payout for Financial Statement Goals: 36%

(1)

Payout percentage was less than the threshold payout percentage of 50% due to the Company not being able to recognize the full expense associated with a 50% payout and still meet the threshold of $137.0 million. As such, the payout percentage was reduced to a level where the Company still met the threshold of $137.0 million.

As noted in the 2019 Business Highlights, lower transactional activity in Global Capital Markets, related to a weak environment for global merger and acquisition activity throughout the year contributed to lower than expected financial results and below target annual incentive payouts.

Individual Performance

The other 25% of each NEO’s incentive cash bonus in 2019 was determined by achievement of individual performance goals set for the officers by the Compensation Committee. These goals varied from individual to individual and included both objective and subjective measures of performance. The individual performance goals were intended to align the individual officers’ sphere of duties and control with the Company’s three key business strategies of protecting our core business, changing our revenue mix and evolving the culture of the Company. Examples include:

•	continued focus on our talent assessment and succession planning process to align with our digital transformation strategy
•	engagement in implementation of our digital strategy consistent with our five year strategic and financial plan
•	achieving business unit market share, key account growth, days sales outstanding and customer acquisition objectives
•	driving the transformation of our operations
•	heightened focus on reducing costs and improving the efficiency of our operations

These individual goals are keys to financial and business success for the Company and thus contribute to producing income and stockholder returns over the long-term. Grading of performance on the individual performance goals was in some cases “achieved” or “not achieved” and in other cases on a sliding scale, such as from fail to below target and above target, and thus some potential individual performance bonus amounts varied from zero to 200%.

26	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Determination of 2019 Annual Cash Incentive Awards

The Compensation Committee determined the 2019 annual cash incentive awards for the NEOs using the following framework:

Based on the achievement of the 2019 financial and individual performance goals, the annual cash incentive awards paid to our NEOs for 2019 were as follows:

NAME	TARGET ANNUAL CASH INCENTIVE OPPORTUNITY	FINANCIAL STATEMENT METRIC			INDIVIDUAL PERFORMANCE			ANNUAL CASH INCENTIVE PAID	% OF TARGET
		75% OF TARGET	PAYOUT %	SUBTOTAL	25% OF TARGET	PAYOUT%	SUBTOTAL
Daniel N. Leib	$937,500	$703,125	36%	$253,125	$234,375	100%	$ 234,375	487,500	52%
Thomas F. Juhase	$441,000	$330,750	36%	$119,070	$110,250	100%	$ 110,250	229,320	52%
David A. Gardella	$410,000	$307,500	36%	$110,700	$102,500	100%	$102,500	213,200	52%
Jennifer B. Reiners	$210,000	$157,500	36%	$ 56,700	$52,500	100%	$ 52,500	109,200	52%
Kami S. Turner	$145,000	$108,750	36%	$ 39,150	$36,250	100%	$ 36,250	75,400	52%

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Program

Each executive officer has an annual long-term equity incentive target grant denoted in terms of a dollar value, which is allocated between PSUs, RSUs and stock options. Details on the types of equity awards granted to our NEOs in 2019 are provided in the table below.

EQUITY AWARD	WEIGHTING	RATIONALE AND KEY FEATURES
Performance Share Units	50%

•   Incentivize NEOs to achieve specific measurable financial goals (cumulative free cash flow and cumulative net sales) over a three-year performance period.

•   The number of PSUs that are earned and vest at the end of the performance cycle range from 0% for below threshold performance to 150% of the target number of shares for maximum performance.

•   Encourage retention of our executive officers’ services and promote ownership by our executives in Company stock.

RSUs	40%

•   Align pay and Company performance as reflected in our stock price.

•   Encourage retention of our executive officers’ services and promote ownership by our executives in Company stock.

•   RSUs vest in one-third installments at the end of each of the first three years following grant, subject to continued employment.

Stock Options	10%

•   Strongly align NEO and stockholder interests by delivering value only if the Company’s stock price increases over the term of the option.

•   Stock options vest in four equal annual installments at the end of each of the first four years following grant.

•   Exercise price equals the common stock closing price on the date of the grant (i.e. fair market value).

28	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2019 Long-Term Incentive Awards

During 2019, the Compensation Committee approved the grant of the following annual performance PSUs, RSUs and stock options to the NEOs. The table below shows the target number of PSUs granted to each NEO, assuming target performance.

	PSU	RSU	STOCK OPTIONS
NAME	TARGET VALUE ($)	TARGET VALUE ($)	TARGET VALUE ($)
Daniel N. Leib	$1,500,000	$1,200,000	$300,000
Thomas F. Juhase	$525,000	$420,000	$105,000
David A. Gardella	$525,000	$420,000	$105,000
Jennifer B. Reiners	$250,000	$200,000	$50,000
Kami S. Turner	$125,000	$100,000	$25,000

Performance Share Unit Awards

The performance measures and weightings for the 2019 PSU awards are as follows:

PERFORMANCE MEASURES	WEIGHTING	DESCRIPTION
Cumulative Free Cash Flow	50%

•   Achievement is measured cumulatively over a three-year performance period (2019 – 2021)

•   Payout scale ranges from 0% for below threshold performance to 50% for threshold performance to 100% for target performance to 150% for maximum performance

Cumulative Net Sales	50%	• When the performance threshold is met, payouts are interpolated on a straight-line basis for performance levels between threshold and target and between target and maximum

2017 Performance Restricted Stock

As previously disclosed in our 2018 Proxy Statement, during fiscal year 2017, the Compensation Committee awarded the executive team, including the NEOs, performance restricted stock or performance stock units with vesting based upon the Company’s achievement of cumulative free cash flow and cumulative net sales over the three-year performance period of 2017-2019. At the close of the performance period, the Compensation Committee determined the achievement of the performance goals. The table below shows the performance achievement and payouts for each NEO.

	THRESHOLD	TARGET	MAXIMUM
Achievement %	80%	100%	120%
Payout %	50%	100%	150%
	THRESHOLD	TARGET	MAXIMUM	ACTUAL	% ACHIEVEMENT	PAYOUT (%)	WEIGHTING	TOTAL PAYOUT (%)
Cumulative Free Cash Flow	$135.0	$168.7	$202.5	$151.7	89.9%	74.8%	70.00%	79.5%
Cumulative Net Sales	$2,454.8	$3,068.5	$3,682.3	$2,954.0	96.3%	90.7%	30.00%

2017-2019 PSU Payout

EXECUTIVE	TARGET PSU	PAYOUT (%)	ACTUAL SHARES
Dan Leib	49,200	79.5%	39,131
Tom Juhase	13,400	79.5%	10,658
Dave Gardella	13,400	79.5%	10,658
Jennifer Reiners	7,200	79.5%	5,727
Kami Turner	3,100	79.5%	2,466

29

COMPENSATION DISCUSSION AND ANALYSIS

As noted in the 2019 Business Highlights, lower transactional activity in Global Capital Markets, related to the U.S. government shutdown at the beginning of the year, as well as a weak environment for global merger and acquisition activity throughout the year contributed to lower than expected financial results and substantially reduced achievement of the performance goals over entire the 3-year performance period.

OTHER COMPENSATION AND GOVERNANCE MATTERS

Benefit Programs

The Company’s benefit programs were established based upon an assessment of competitive market factors and a determination of what is needed to retain high-caliber executives. NEOs are subject to the same eligibility requirements and are eligible to participate in the same health and welfare benefit programs that are offered to all other eligible employees. The options available under the Donnelley Financial Group Benefits Plan include health, dental, vision, life insurance, accidental death and dismemberment, and disability coverage.

As part of the overall compensation program, the Company also provides certain executives, including certain of the NEOs, the following benefits:

•	Pension Plan: The Donnelley Financial Pension Plan (the “Pension Plan”) is a defined benefit pension plan under which benefits were frozen at RRD as of December 31, 2011. Because the Pension Plan is frozen, no additional employees became participants in the Pension Plan after December 31, 2011, and existing participants in the Pension Plan (including the NEOs, who were participants in the predecessor plan maintained by RRD before the Pension Plan was frozen) generally do not accrue benefits under such plan.
•	Supplemental Retirement Plan: The Company’s supplemental retirement plan, like the defined benefit pension plan, was frozen by RRD as of December 11, 2011 and is intended to be an extension of the Company’s qualified pension plan. This supplemental retirement plan takes into account compensation above limits imposed by applicable tax laws and is similar to programs found at many of the companies we compete with for talent. This benefit is available to Company executives, including the NEOs, who were participants at RRD before the plan was frozen and existing participants generally do not accrue benefits under the plan. Approximately 99 (active and inactive) employees are covered by this plan.
•	Savings Plan: Under the Donnelley Financial Savings Plan, NEOs and generally all employees may contribute 1% to 85% of pay (up to the IRS contribution limit) as pre-tax, Roth 401(k), and/or after-tax contributions. The Company has instituted matching contributions to eligible participants’ 401(k) accounts, based upon Company performance. There was no 2019 plan year match.
•	Supplemental Insurance: Additional life and disability insurance enhances the value of the Company’s overall compensation program. The premium cost for these additional benefits is included as taxable income for NEOs, and there is no tax gross-up on this benefit.
•	Deferred Compensation Plan: Prior to the Company’s spin-off from RRD in October 2016, RRD provided a select group of management or highly compensated employees the opportunity to defer the receipt of up to 50% of base salary or up to 90% of annual bonus, or both. The Donnelley Financial Deferred Compensation Plan is a continuation of the RRD Nonqualified Deferred Compensation Plan, and all deferrals and other benefits accrued by the NEOs under the RRD Plan continue under the terms of the Donnelley Financial Nonqualified Deferred Compensation Plan. Currently, the Donnelley Financial Nonqualified Deferred Compensation Plan is not accepting additional deferrals.
•	Financial Counseling: Mr. Leib is reimbursed for his financial counseling services expenses to provide him access to an independent financial advisor of his choice. The cost of these services, if utilized, is included as taxable income to Mr. Leib, and there is no tax gross-up on this benefit.
•	Automobile Program: Mr. Leib receives a monthly automobile allowance that provides him with an opportunity to use his car for both business and personal use in an efficient manner. This allowance is included as taxable income to Mr. Leib, and there is no tax gross-up on this benefit.

Independence Assessment of Compensation Consultant

The Compensation Committee engaged FW Cook to provide compensation consultant services for the Compensation Committee’s decision-making process for 2019. FW Cook regularly attended Compensation Committee meetings and reported directly to the Compensation Committee, and not to management, on matters relating to the compensation of the executive officers and for directors. The Compensation Committee reviewed the work and services provided by FW Cook and considered the following factors to determine that (a) such services were

30	2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

provided on an independent basis and (b) no conflicts of interest exist. Factors considered by the Compensation Committee in its assessment include:

1.	Other services provided to Donnelley Financial by FW Cook;
2..	The fees to be paid by Donnelley Financial as a percentage of FW Cook’s total revenue;
3.

FW Cook’s policies and procedures that are designed to prevent a conflict of interest and maintain independence between the personnel who provide HR services and those who provide these other services;

4.	Any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members;
5.	Whether any Donnelley Financial stock is owned by individual consultants involved in the engagement; and
6.	Any business or personal relationships between Donnelley Financial’s executive officers and FW Cook or the individual consultants involved in the engagement.

Corporate Governance Policies

Stock Ownership Guidelines: The Compensation Committee has established stock ownership guidelines for all executive officers and certain other executives. These guidelines are designed to encourage our executives to have a meaningful equity ownership in the Company, and thereby link their interests with those of its stockholders. These stock ownership guidelines provide that each executive must own (by way of shares owned outright and including unvested restricted stock units, but excluding unexercised stock options or performance share units) shares of Company common stock with a value of 5x base salary for the CEO, 3x base salary for the CFO and COO, 2x base salary for all other CEO direct reports and 1.5x base salary for all other officers covered by the policy. Executives must hold 50% of their vested shares until their guideline has been met. In the event an executive does not achieve or make progress toward the required stock ownership level, the Compensation Committee has the discretion to take appropriate action. As of April 1, 2020, all of the Company’s NEOs have made appropriate progress toward their ownership guidelines.

Clawback Policy: The Company maintains a clawback policy that requires reimbursement by an executive officer of incentive compensation (including equity incentives) when: (i) the individual was an executive officer at the time of the incentive compensation payment or award (or the vesting of such award); (ii) the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results reported in a report filed with the Securities and Exchange

Commission, or the SEC, that were subsequently the subject of a restatement due to material noncompliance (other than as a result of a change in applicable accounting principles) of the Company, with any financial reporting requirement under the federal securities laws as a result of misconduct on the part of the officer from whom reimbursement is being sought; (iii) a lower payment or award would have been made to the executive officer (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results; and (iv) the incentive compensation payment or award or the vesting of such award occurred during the three-year period preceding the date on which the Company first disclosed that it is or will be required to prepare an accounting restatement.

The amount subject to reimbursement shall, subject to applicable law and regulations, be the portion of incentive compensation paid to or received by the executive officer for or during such three-year period that is greater than the amount that would have been paid or received had the financial results been properly reported. In addition, the Compensation Committee may cancel, in whole or in part, outstanding equity awards where the Compensation Committee took into account the financial performance of the Company in granting such awards and the financial results were subsequently reduced due to a restatement.

Insider Trading and Window Period Policy and Prohibition on Hedging and Pledging: The Company’s insider trading policy for the Company’s employees, including executive officers and directors, provides that the Company’s executive officers and directors or their family members who live with them, their family members whose transactions in securities are directed by or subject to control or influence by them and members of their households, cannot engage in any transaction in Company securities (including purchases, sales, broker assisted cashless exercises of stock options and the sale of the common stock acquired pursuant to the exercise of stock options) without first obtaining the approval of the Company’s General Counsel.

Approval of transactions can be sought only during a defined window period when the executive officers and directors are not in possession of material non-public information about the Company. The window period is generally defined as the period of time commencing on the second day after the public release by the Company of its quarterly and annual earnings information and ending on the last trading day of the then current fiscal quarter, but can be closed by the Company’s General Counsel at any time if the person seeking approval is in possession of material non-public information. The Company’s trading policy also clarifies the obligations of the Company’s officers, directors and employees with respect to securities law prohibitions against insider trading.

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COMPENSATION DISCUSSION AND ANALYSIS

In addition, the insider trading policy prohibits the Company’s executive officers, directors and employees from engaging in pledging securities, whether as collateral for a loan or otherwise, holding securities in a “margin account” at a broker dealer, conducting short sales, trading in publicly traded options, purchasing puts or calls, hedging or any similar transactions or arrangements with respect to Company securities or the securities of any other company while aware of material nonpublic information regarding that company.

Risk Assessment

The Compensation Committee, with the assistance of FW Cook, reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. The determination primarily took into account the balance of cash and equity payouts, the balance of annual and long term incentives, the type of performance metrics used, incentive plan payout leverage, the possibility that the plan designs could be structured in ways that might encourage gamesmanship, the avoidance of uncapped rewards, multi-year vesting for equity awards, the use of stock ownership requirements for senior management and the Compensation Committee’s oversight of all executive compensation programs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Donnelley Financial Solutions, Inc., on behalf of the Board, establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the business objectives. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the Company’s proxy statement to be filed in connection with the Company’s 2020 Annual Meeting of Stockholders.

Compensation Committee

Gary G. Greenfield, Chair

Nanci E. Caldwell

Charles D. Drucker

32	2020 PROXY STATEMENT

Executive Compensation Tables

2019 SUMMARY COMPENSATION TABLE

The Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer, or the NEOs, as of December 31, 2019.

Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(6)	ALL OTHER COMPENSATION ($)(7)	TOTAL ($)
Daniel N. Leib President and Chief Executive Officer	2019	732,692	—	2,702,650	300,281	487,500	78,742	21,924	4,323,789
	2018	700,000	—	2,199,190	799,766	759,719	—	24,048	4,482,723
	2017	700,000	1,100,000	2,749,050	550,116	729,225	36,362	25,369	5,890,122
Thomas F. Juhase Chief Operating Officer	2019	430,823	420,000	946,635	105,075	229,320	212,449	—	2,344,302
	2018	441,000	—	799,545	200,296	382,898	—	1,799	1,825,538
	2017	441,000	227,436	748,725	149,961	459,412	151,682	5,085	2,183,301
David A. Gardella Chief Financial Officer	2019	400,539	—	946,635	105,075	213,200	27,429	—	1,692,878
	2018	410,000	—	799,545	200,296	355,983	—	1,799	1,767,623
	2017	390,000	375,000	748,725	149,961	266,619	13,873	4,833	1,949,011
Jennifer B. Reiners General Counsel	2019	341,923	80,000	451,385	50,436	109,200	127,905	—	1,160,850
	2018	350,000	105,000	358,295	89,984	168,101	—	1,799	1,073,179
	2017	325,000	300,000	400,065	80,031	170,909	39,471	4,905	1,320,381
Kami S. Turner Chief Accounting Officer	2019	283,308	50,000	226,400	25,218	75,400	9,819	—	670,145
	2018	270,000	57,500	180,030	44,992	94,311	—	1,799	648,632
	2017	260,000	158,333	174,330	34,965	109,382	4,773	4,788	746,571

1.	Due to change in payroll frequency from 24 pay periods to 26 pay periods at the start of 2019, NEOs received the equivalent of 25.4 pay periods in 2019.

2.

The amounts shown in this column for 2019 consist of (a) a cash retention award granted to Mr. Juhase in March 2016 by RRD prior to the Company’s spin-off from RRD which became an obligation of the Company in connection with the spin-off and vested on October 1, 2019 and (b) deferred cash awards granted by RRD in March 2016, which vested on March 2, 2019 in the following amounts: Ms. Reiners, $80,000 and Ms. Turner, $50,000.

33

2019 SUMMARY COMPENSATION TABLE

3.

The amounts shown in this column for 2019 constitute the aggregate grant date fair value of shares of performance stock units (PSUs) and restricted stock units (RSUs) granted during the fiscal year under the Company’s Amended and Restated 2016 Performance Incentive Plan, or the 2016 PIP. For 2017, NEOs were granted shares of performance restricted stock that were issued at 150% of target and were cut back accordingly based upon actual performance levels. The amounts are valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (which we refer to as ASC Topic 718). See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. For further information on these awards, see the Outstanding Equity Awards at Fiscal Year-End table. The NEOs were granted awards in 2019 with the following grant date fair values:

Types of Awards

4.

The amounts shown in this column for 2019 constitute the aggregate grant date fair value of shares of stock options granted during the fiscal year under the 2016 PIP. The amounts are valued using the Black-Scholes-Merton option pricing model in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (which we refer to as ASC Topic 718). See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. For further information on these awards, see the Outstanding Equity Awards at Fiscal Year-End table.

5.

The amounts shown in this column constitute payments made under the Company’s Annual Incentive Plan, or the AIP (which is a subplan of the 2016 PIP). At the outset of the year, the Compensation Committee set performance criteria that were used to determine whether and to what extent the NEOs received payments under the AIP. See Compensation Discussion and Analysis for further information on the 2019 payments.

6.

The amounts shown in this column include the aggregate of the increase, if any, in actuarial values of each of the named executive officer’s benefits under our Pension Plans and Supplemental Pension Plans.

7.

Amounts in this column include the value of the following perquisites provided to Mr. Leib in 2019: corporate automobile allowance of $16,800; $1,525 paid to providers of personal tax/financial advice and a $3,599 premium paid by the company for supplemental disability insurance. The Company does not provide a tax gross-up on these benefits.

34	2020 PROXY STATEMENT

2019 GRANTS OF PLAN-BASED AWARDS

2019 GRANTS OF PLAN-BASED AWARDS

The following table shows additional information regarding: (i) the threshold, target and maximum level of annual cash incentive awards under the AIP for our NEOs for performance during 2019, as established by the Compensation Committee in February 2019 under the AIP and (ii) RSUs, PSUs and options granted in March 2019 under the 2016 PIP, in each case to help retain the NEOs and focus their attention on building shareholder value.

Grants of Plan-Based Awards Table

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCKS OR UNITS(#)(3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(4)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(5)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Daniel Leib		468,750	937,500	1,875,000	—	—	—	—	—	—	—
	3/5/2019	—	—	—	53,050	106,100	159,150	—	—	—	1,501,315
	3/5/2019	—	—	—	—	—	—	84,900	—	—	1,201,335
	3/5/2019	—	—	—	—	—	—	—	64,300	14.15	300,281
Thomas Juhase		220,500	441,000	882,000	—	—	—	—	—	—	—
	3/5/2019	—	—	—	18,600	37,200	55,800	—	—	—	526,380
	3/5/2019	—	—	—	—	—	—	29,700	—	—	420,255
	3/5/2019	—	—	—	—	—	—	—	22,500	14.15	105,075
David Gardella		205,000	410,000	820,000	—	—	—	—	—	—	—
	3/5/2019	—	—	—	18,600	37,200	55,800	—	—	—	526,380
	3/5/2019	—	—	—	—	—	—	29,700	—	—	420,255
	3/5/2019	—	—	—	—	—	—	—	22,500	14.15	105,075
Jennifer Reiners		105,000	210,000	420,000	—	—	—	—	—	—	—
	3/5/2019	—	—	—	8,850	17,700	26,550	—	—	—	250,455
	3/5/2019	—	—	—	—	—	—	14,200	—	—	200,930
	3/5/2019	—	—	—	—	—	—	—	10,800	14.15	50,436
Kami Turner		72,500	145,000	290,000	—	—	—	—	—	—	—
	3/5/2019	—	—	—	4,450	8,900	13,350	—	—	—	125,935
	3/5/2019	—	—	—	—	—	—	7,100	—	—	100,465
	3/5/2019	—	—	—	—	—	—	—	5,400	14.15	25,218

1.

Consists of potential payouts under the AIP for performance during 2019, calculated based on the NEO’s salary and bonus target as of December 31, 2019. In each case, the amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the 2019 Summary Compensation Table. See Compensation Discussion and Analysis for further information on these payments.

2.

Consists of PSUs awarded under the 2016 PIP. The PSUs are subject to a performance targets based on achievement of cumulative free cash flow (weighted 50%) and cumulative net sales (weighted 50%) goals over a three year performance period beginning January 1, 2019 and ending December 31, 2021. The minimum performance level must be reached in order for the holder to be entitled to receive any shares. From 50% to 150% of the number of target PSUs granted may be earned depending upon performance versus specified target levels. The PSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting. See Compensation Discussion and Analysis for further information and Potential Payments Upon Termination or Change in Control.

3.

Consists of RSUs awarded under the 2016 PIP. Each RSU is equivalent to one share of Company common stock. The awards vest one-third on each of the first through third anniversaries of the grant date. The RSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting. See Potential Payments Upon Termination or Change in Control.

4.

Consists of stock options awarded under the 2016 PIP. The stock options vest one-fourth on each of the first through fourth anniversaries of the grant date and expire on the tenth anniversary of the grant date. See Potential Payments Upon Termination or Change in Control.

5.

Grant date fair value with respect to the PSUs and RSUs is determined in accordance with ASC Topic 718. Grant date fair value with respect to the options is determined using the Black-Scholes-Merton option pricing model to in accordance with ASC Topic 718. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. See Outstanding Equity Awards at Fiscal Year-End.

35

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The table below shows (i) each grant of stock options of the Company that are unexercised and outstanding, (ii) the aggregate number of unvested RSUs and shares of unvested Company restricted stock awards that are no longer subject to performance conditions and (iii) the aggregate number of unvested PSUs and shares of unvested restricted stock awards that are subject to performance conditions, each of which are outstanding for the NEOs as of December 31, 2019.

Outstanding Equity Awards at Fiscal Year-End Table

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(4)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(5)
Daniel Leib	35,400	35,400	22.35	3/2/2027	132,436	1,386,605	184,000	1,926,480
	23,225	69,675	17.65	3/2/2028
	11,850	35,550	19.415	3/2/2028
	0	64,300	14.15	3/5/2029
Thomas Juhase	9,650 8,450	9,650 25,350	22.35 17.65	3/2/2027 3/2/2028	45,502	476,406	65,500	685,785
	0	22,500	14.15	3/5/2029
David Gardella	9,650 8,450	9,650 25,350	22.35 17.65	3/2/2027 3/2/2028	45,502	476,406	65,500	685,785
	0	22,500	14.15	3/5/2029
Jennifer Reiners	5,150 3,800	5,150 11,400	22.35 17.65	3/2/2027 3/2/2028	21,669	226,874	30,400	318,288
	0	10,800	14.15	3/5/2029
Kami Turner	2,250 1,900	2,250 5,700	22.35 17.65	3/2/2027 3/2/2028	10,668	111,694	15,300	160,191
	0	5,400	14.15	3/5/2029

1.

Represents stock options awarded on March 2, 2017, March 2, 2018 and March 5, 2019 under the 2016 PIP. The stock options vest one-fourth on each of the first through fourth anniversaries of the grant date.

2.

The following table provides information with respect to the vesting of each NEO’s outstanding unvested restricted stock awards no longer subject to performance conditions and RSUs over shares of Company common stock that are set forth in the above table.

VESTING DATE	DANIEL LEIB	THOMAS JUHASE	DAVID GARDELLA	JENNIFER REINERS	KAMI TURNER
3/2/2020	31,969	10,135	10,135	4,935	2,301
3/5/2020	28,300	9,900	9,900	4,733	2,366
3/2/2021	15,567	5,667	5,667	2,534	1,267
3/5/2021	28,300	9,900	9,900	4,733	2,367
3/5/2022	28,300	9,900	9,900	4,733	2,367

3.	Assumes a closing price per share of $10.47 on December 31, 2019, the last trading day of the fiscal year.

4.

Represents PSUs awarded on March 2, 2018 and March 5, 2019, assuming target performance achievement in the following amounts: Mr. Leib, 77,900 and 106,100; Mr. Juhase, 28,300 and 37,200; Mr. Gardella, 28,300 and 37,200; Ms. Reiners, 12,700 and 17,700; and Ms. Turner, 6,400 and 8,900. The performance based restricted stock and PSUs are subject to a performance targets based on achievement of cumulative free cash flow (weighted 50%) and cumulative net sales (weighted 50%) goals over a three year performance period beginning January 1 of the year of the grant and ending December 31 of the third year of the three year performance period of the grant. The minimum target must be reached in order for the holder to be entitled to receive any shares at the end of the performance period. From 50% to 150% of the number of target PSUs, may be earned depending upon performance versus specified target levels. All PSUs are forfeited if the performance target is not met. If employment terminates by reason of death or

36	2020 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

disability, a pro rata portion of the unvested portion of the shares of PSUs, shall vest and become payable, based on the target performance. If employment terminates other than for death or disability, the unvested portion of the PSUs will be forfeited. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control.

5.	Assumes target performance achievement of the PSUs and a price per share of $10.47 on December 31, 2019, the last trading day of the fiscal year.

Option Exercises and Stock Vested Table

The following table shows information regarding the value of options exercised and restricted stock and restricted stock units which vested during 2019.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Daniel Leib	N/A	N/A	180,768	2,339,520
Thomas Juhase	N/A	N/A	45,598	584,941
David Gardella	N/A	N/A	44,025	561,865
Jennifer Reiners	N/A	N/A	18,391	219,840
Kami Turner	N/A	N/A	7,527	90,811

1.

Value realized on vesting of Company RSUs is the fair market value on the date of vesting, based on the closing price of Company common stock as reported by the New York Stock Exchange. For performance restricted stock vesting on December 31, 2019, reflects a price per share of Company common stock of $10.47 on December 31, 2019 (the last trading day of the fiscal year). The actual value realized is based on the closing price of Company common stock on March 2, 2020, the date the shares are actually delivered as follows: Mr. Leib, $351,396; Mr. Juhase, $95,709; Mr. Gardella, $95,709; Ms. Reiners, $51,428; and Ms. Turner, $22,145.

PENSION BENEFITS

In connection with its spin-off from RRD, the Company adopted defined benefit pension plans for Donnelley Financial employees, or the Donnelley Financial Qualified Retirement Plans, that are substantially similar to those maintained by RRD (including with respect to being frozen for future benefit accruals), and assets and liabilities of Donnelley Financial allocated employees and former employees were transferred to, and assumed by, such Donnelley Financial pension plans in accordance with applicable law and as set forth in the employee matters section of the Separation and Distribution Agreement executed in connection with the Spin.

Generally, effective December 31, 2011, RRD froze benefit accruals under all of its then existing Federal income tax qualified U.S. defined benefit pension plans, or collectively the RRD Qualified Retirement Plans, that were still open to accruals. Therefore, beginning January 1, 2012, participants generally ceased earning additional benefits under the RRD Qualified Retirement Plans. Thereafter, the RRD Qualified Retirement Plans were merged into one RRD Qualified Retirement Plan and generally no new participants will enter this plan. Before the RRD Qualified Retirement Plans were frozen, accrual rates varied based on age and service. Accruals for the plans were calculated using compensation that generally included salary and annual cash bonus awards. The amount of annual earnings that may be considered in calculating benefits under a qualified pension plan is limited by law. The RRD Qualified Retirement Plan was funded entirely by RRD, and the Donnelley Financial Qualified Retirement Plan is funded entirely by the Company, with contributions made to a trust fund from which the benefits of participants are paid.

The U.S. Internal Revenue Code places limitations on pensions that can be accrued under tax qualified plans. Prior to being frozen, to the extent an employee’s pension would have accrued under one of the RRD Qualified Retirement Plans if it were not for such limitations, the additional benefits were accrued under an unfunded supplemental pension plan, or the RRD SERP or the Donnelley Financial SERP, as applicable. Prior to a change in control of the Company, the Donnelley Financial SERP is unfunded and provides for payments to be made out of the Company’s

37

PENSION BENEFITS

general assets. Because the RRD Qualified Retirement Plans and, therefore the subsequent Donnelley Financial Qualified Retirement Plans, were frozen as of December 31, 2011, generally no additional benefits will accrue under the Donnelley Financial Qualified Retirement Plans or the related Donnelley Financial SERP.

Some participants, including those that have a cash balance or pension equity benefit, can elect to receive either a life annuity or a lump sum amount upon termination. Other participants will receive their plan benefit in the form of a life annuity. Under a life annuity benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, generally in a reduced amount for the lives of the participant and surviving spouse or other named survivor. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit with respect to each NEO under the Donnelley Financial Qualified Retirement Plan and the Donnelley Financial SERP set forth in the table below.

2019 Pension Benefits Table

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
Daniel Leib	Pension Plan	7	122,675	—
	SERP	7	147,772	—
Thomas Juhase	Pension Plan	21	431,091	—
	SERP	21	671,948	—
David Gardella	Pension Plan	20	89,199	—
	SERP	20	11,710	—
Jennifer Reiners	Pension Plan	15	286,224	—
	SERP	15	19,994	—
Kami Turner	Pension Plan	3	31,027	—
	SERP	3	—	—

1.	The number of years of credited service was frozen effective December 31, 2011, when benefit accruals at RRD were frozen.

NONQUALIFIED DEFERRED COMPENSATION

In connection with the spin-off from RRD, we adopted deferred compensation benefits for Company employees that are substantially similar to those maintained by RRD and assets and liabilities of Company allocated employees and the assets of certain former Donnelley Financial allocated employees were transferred to, and assumed by, such Company deferred compensation plans in accordance with applicable law and as set forth in the employee matters section of the Separation and Distribution Agreement. We determined not to offer eligible employees the opportunity to make deferrals for 2019 and will determine in our discretion whether to offer such deferral opportunities in later years. In addition, we maintain a number of now-frozen deferred compensation plans, which will remain frozen.

The 2019 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan.

Participants may defer up to 50% of base salary and 90% of annual incentive bonus payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan. Distributions generally are paid in a lump sum distribution on the latter of the first day of the year following the year in which the NEO’s employment with the Company terminates or the six-month anniversary of such termination unless the NEO elects that a distribution be made three years after a deferral under certain circumstances.

In addition to participating in the Deferred Compensation Plan, Mr. Juhase also participated in a now-frozen deferred compensation plan that was established for employees in RRD’s Financial Business Unit. The plan was frozen and no additional deferrals were allowed after March 1, 2009. Dollars in the plan are credited with interest only at the annual t-bill rate. Upon a

38	2020 PROXY STATEMENT

NONQUALIFIED DEFERRED COMPENSATION

separation from service from the Company without cause or for retirement, the balance of the participant’s deferred compensation account is distributed within the 60-day period beginning on the second anniversary of the separation from service. If the separation from service is due to death or disability, the balance of the deferred compensation account is distributed within 60 days of the event.

2019 Nonqualified Deferred Compensation Table

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)(1)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)
Daniel Leib
Deferred Compensation Plan	—	—	14,978	—	62,861
Thomas Juhase
Deferred Compensation Plan	—	—	64,850	—	401,246
Legacy Financial Business Unit Deferred Compensation Plan	—	—	12,228	—	482,522
David Gardella
Deferred Compensation Plan	—	—	—	—	—
Jennifer Reiners
Deferred Compensation Plan	—	—	51,435	—	312,594
Kami Turner
Deferred Compensation Plan	—	—	—	—	—

1.	Amounts in this column with respect to the Deferred Compensation Plan are not included in the 2019 Summary Compensation Table because the amounts do not reflect above-market earnings.

39

Potential Payments Upon Termination or Change in Control

This section describes the payments that would have been received by the NEOs upon termination of his or her employment at December 31, 2019. The amount of these payments would have depended upon the circumstances of their termination, which include termination by the Company without Cause, termination by Mr. Leib for Good Reason, other voluntary termination by the employee, death, disability, or termination without Cause or termination by the NEO for Good Reason following a Change in Control (each as defined in the applicable document) of the Company. Mr. Leib is party to an employment agreement (as amended by a side letter) with the Company and Mr. Juhase, Mr. Gardella, Ms. Reiners and Ms. Turner are subject to the Company’s Executive Severance Plan. The information in this section is based upon the employment arrangements as in effect as of December 31, 2019. This information is presented to illustrate the payments the NEOs would have received from the Company under the various termination scenarios. A description of the terms with respect to each of these types of terminations follows.

TERMINATION OTHER THAN AFTER A CHANGE IN CONTROL

Mr. Leib’s employment agreement and the Executive Severance Plan provide for payments of certain benefits, as described below, upon termination of employment both before and after a Change in Control (as defined in the 2016 PIP). The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of Mr. Leib under his employment agreement and each other NEO under the Executive Severance Plan is an understanding of the definition of ‘Cause’ and ‘Good Reason’ that is used in the agreement and the Executive Severance Plan, as applicable.

For purposes of Mr. Leib’s employment agreement and the Executive Severance Plan, we have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to substantially perform duties consistent with the scope and nature of his or her position or refusal or failure to attempt in good faith to follow the written direction of the chief executive officer, chief operating officer or the Board, as applicable, committing an act materially injurious (monetarily or otherwise) to us or our subsidiaries, commission of a felony or other actions specified in the definition.

For purposes of Mr. Leib’s employment agreement and the Executive Severance Plan, an NEO is generally said to have Good Reason to terminate his or her employment (and thereby gain access to the benefits described below) if we assign the applicable NEO duties that represent a material diminution of his or her duties or responsibilities, reduce his or her compensation or generally require that any NEO’s principal office be located more than seventy-five miles from his or her primary work location of employment or, in the case of Mr. Leib, materially breach his employment agreement.

Under Mr. Leib’s employment agreement, a termination by the Company without Cause or by Mr. Leib for Good Reason are generally referred to as a “Qualifying Termination.” Under the Executive Severance Plan, for the NEOs other than Mr. Leib (i) other than during the period which is three months prior to or two years following a Change in Control, or the CIC Termination Period, termination without Cause and (ii) during a CIC Termination Period, termination without Cause or termination by the NEO for Good Reason are referred to as a “Qualifying Termination.”

Mr. Leib’s employment agreement and the Executive Severance Plan require, as a precondition to the receipt of the benefits described below, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. Mr. Leib’s employment agreement and the Executive Severance Plan also include noncompete and nonsolicit provisions that would apply for a period of one to two years, as set forth therein, following the NEO’s termination of employment.

The benefits to be provided to the NEO in each of those situations are described in the tables below, which assume that the termination had taken place on December 31, 2019.

TERMINATION AFTER A CHANGE IN CONTROL

None of our NEOs are entitled to tax gross-ups upon any termination, including after a Change in Control.

40	2020 PROXY STATEMENT

POTENTIAL PAYMENT OBLIGATIONS UNDER MR. LEIB’S EMPLOYMENT AGREEMENT OR THE EXECUTIVE SEVERANCE PLAN UPON TERMINATION OF EMPLOYMENT OF AN NEO OR UPON A CHANGE IN CONTROL

POTENTIAL PAYMENT OBLIGATIONS UNDER MR. LEIB’S EMPLOYMENT AGREEMENT OR THE EXECUTIVE SEVERANCE PLAN UPON TERMINATION OF EMPLOYMENT OF AN NEO OR UPON A CHANGE IN CONTROL

The following tables set forth our payment obligations under Mr. Leib’s employment agreement and the Executive Severance Plan under the circumstances specified upon a termination of the employment of our NEOs or upon a Change in Control. The tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension or deferred compensation payments that are discussed in Pension Benefits and Nonqualified Deferred Compensation.

Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables relating to potential payments upon termination, termination after a Change in Control or after a Change in Control.

Disability or Death—All NEOs are entitled to pension benefits upon death or disability according to the terms of the Company’s pension plan. Mr. Leib’s employment agreement provides that in the event of disability or death, in addition to payments under the Company’s disability benefits plan or life insurance program, as applicable and each as available to all salaried employees, Mr. Leib is entitled to benefits paid under a supplemental disability insurance policy or supplemental life insurance policy, as applicable, maintained by the Company for his benefit. Pursuant to the terms of the Company’s AIP, each NEO is also entitled to his or her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid and as available to all salaried employees. Additionally, all unvested equity awards (other than PSUs or performance restricted stock which will vest pro rata) held by each NEO will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

Equity Acceleration—Pursuant to the terms of his employment agreement, upon a Qualifying Termination, equity awards issued to Mr. Leib on or prior to December 31, 2019 are generally subject to the following treatment: (i) immediate vesting of all outstanding time-based equity awards, (ii) for a Qualifying Termination absent a Change in Control, performance-based equity will continue to vest and be paid after the end of the applicable performance period based on actual performance as though no Qualifying Termination had occurred, (iii) upon a

Change in Control, performance-based equity will be deemed earned at target performance level but will continue to be subject to time-based vesting in accordance with the original performance period and (iv) upon a Qualifying Termination during the CIC Termination Period, performance-based equity will vest at target as of the date of the Qualifying Termination. For all equity awards issued to Mr. Leib on or following January 1, 2020, (i) upon a Change in Control, performance-based equity will be deemed earned at target performance level but will continue to be subject to time-based vesting in accordance with the original performance period and (ii) upon a Qualifying Termination during the CIC Termination Period, time-based equity awards will vest in full and performance-based equity will vest at target as of the date of the Qualifying Termination. In addition, upon a Qualifying Termination of Mr. Leib, any options that are or became exercisable upon such Qualifying Termination remain outstanding and exercisable for the full term of the option.

For NEOs other than Mr. Leib, pursuant to the Executive Severance Plan (or the applicable award agreement), (i) upon a Change in Control, performance-based equity will be deemed earned at target performance level but will continue to be subject to time-based vesting in accordance with the original performance period and (ii) upon a Qualifying Termination during the CIC Termination Period, all unvested equity awards will vest in full. For all NEOs, all unvested equity awards are forfeited in the event of resignation other than for Good Reason, if applicable, or termination for Cause. Treatment of equity upon death or disability is discussed above in Disability or Death.

Value of accelerated equity is the fair market value on the date of termination. For purposes of the tables, fair market value is the closing price on December 31, 2019 (the last trading day of the fiscal year) of $10.47.

Health Care Benefits—Mr. Leib’s employment agreement and the Executive Severance Plan generally provide that upon a Qualifying Termination, the Company will continue providing medical, dental, and vision coverage to the NEO that the NEO was eligible to receive immediately prior to such termination until the end date of an enumerated period following the NEO’s date of termination. For Mr. Leib, this period is 24 months; for all other NEOs, this period is 12 months absent a Change in Control and 18 months after a Change in Control, in each case after such resignation or termination. In the event of resignation other than for Good Reason, if applicable, or termination with Cause, the NEO is entitled to the same benefits as all other employees would be entitled to after termination. Benefits payable upon disability or death are described above in Disability or Death.

41

POTENTIAL PAYMENT OBLIGATIONS UNDER MR. LEIB’S EMPLOYMENT AGREEMENT OR THE EXECUTIVE SEVERANCE PLAN UPON TERMINATION OF EMPLOYMENT OF AN NEO OR UPON A CHANGE IN CONTROL

The tables below show estimates of the benefits potentially payable to each NEO, assuming that a termination or a Change in Control took place on December 31, 2019.

Mr. Leib, the Company’s president and chief executive officer, would be entitled to the following:

	RESIGNATION FOR GOOD REASON OR TERMINATION WITHOUT CAUSE ($)		RESIGNATION FOR OTHER THAN GOOD REASON OR TERMINATION WITH CAUSE ($)	RESIGNATION FOR GOOD REASON OR TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)		CHANGE IN CONTROL ($)		DISABILITY ($)		DEATH ($)
Cash:
Severance	3,375,000	(1)	0	4,218,750	(2)	0		—	(3)	—
Pro Rata Bonus	937,500	(4)	0	937,500	(4)	0		—	(5)	— (5)
Equity (6)(7):
Restricted Stock/RSUs	1,386,605	(8)	0	1,386,605	(8)	—	(9)	1,386,605	(10)	1,386,605 (10)
Performance Restricted Stock/PSUs	0	(11)	0	1,926,480	(12)	—	(13)	914,031	(14)	914,031 (14)
Benefits and Perquisites: (15)
Supplemental Disability Insurance	—		—	—		—		1,750,005	(16)	—
Total:	5,699,105		0	8,469,335		0		4,050,641		2,300,636

1.	Mr. Leib is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

2.

Mr. Leib is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period, and a lump sum payment equal to .5x the sum of his base salary and target bonus, paid on the 60th day following termination.

3.	Mr. Leib is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4.

Mr. Leib is entitled to a lump sum payment equal to his pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is reflected at target for purposes of this table.

5.

Pursuant to the terms of the AIP, Mr. Leib is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6.

Options are not included in this table as, to the extent options held by Mr. Leib would vest upon the enumerated scenario, the exercise price of the options is greater than the price per share of $10.47 on December 31, 2019 (the last trading day of the fiscal year).

7.	Assumes a price per share of $10.47 on December 31, 2019 (the last trading day of the fiscal year).

8.	All unvested time-based equity awards held by Mr. Leib will vest immediately upon a Qualifying Termination under the terms of his employment agreement.

9.	All unvested time-based equity awards remain outstanding upon a Change in Control.

10.	All unvested time-based equity awards held by Mr. Leib will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

11.

All unvested performance-based equity awards held by Mr. Leib will continue to vest and be paid after the end of the applicable performance period based on actual performance as though no Qualifying Termination had occurred under the terms of his employment agreement.

12.	All unvested performance-based equity awards held by Mr. Leib will vest at target as of the date of the Qualifying Termination after a Change in Control under the terms of his employment agreement.

13.	All unvested performance-based equity awards held by Mr. Leib will continue to vest and be paid after the end of the applicable performance period based on target performance upon a Change in Control.

14.

Per the terms of the award agreements, Mr. Leib’s PSU awards granted in March 2018 and 2019 will vest pro-rata based upon actual attainment of the performance condition as of the end of the Company’s last fiscal quarter ending immediately prior to the fiscal quarter in which the date of death or disability took place (reflected at target for purposes of this table). Does not include the performance restricted stock award granted in February 2017 that vested on December 31, 2019.

15.	Except as disclosed, Mr. Leib receives the same benefits that are generally available to all salaried employees upon disability or death.

16.

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Leib in excess of the amount generally available to all salaried employees.

42	2020 PROXY STATEMENT

POTENTIAL PAYMENT OBLIGATIONS UNDER MR. LEIB’S EMPLOYMENT AGREEMENT OR THE EXECUTIVE SEVERANCE PLAN UPON TERMINATION OF EMPLOYMENT OF AN NEO OR UPON A CHANGE IN CONTROL

Mr. Juhase, the Company’s chief operating officer, would be entitled to the following:

	TERMINATION WITHOUT CAUSE ($)		RESIGNATION OR TERMINATION WITH CAUSE ($)	RESIGNATION FOR GOOD REASON OR TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)		CHANGE IN CONTROL ($)		DISABILITY ($)		DEATH ($)
Cash:
Severance	1,323,000	(1)	0	1,323,000	(1)	0		—	(2)	—
Pro Rata Bonus	441,000	(3)	0	441,000	(3)	0		—	(4)	—	(4)
Equity: (5)(6)
Restricted Stock/RSUs	0		0	476,406	(7)	—	(8)	476,406	(9)	476,406	(9)
Performance Restricted Stock/PSUs	0		0	685,785	(10)	—	(11)	327,362	(12)	327,362	(12)
Benefits and Perquisites: (13)
Post-Termination Health Care	602		0	902		0		—		—
Total:	1,764,602		0	2,927,093		0		803,768		803,768

1.

Mr. Juhase is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2.	Mr. Juhase is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

3.

Mr. Juhase is entitled to a lump sum payment equal to his pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

4.

Pursuant to the terms of the AIP, Mr. Juhase is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

5.

Options are not included in this table as, to the extent options held by Mr. Juhase would vest upon the enumerated scenario, the exercise price of the options is greater than the price per share of $10.47 on December 31, 2019 (the last trading day of the fiscal year).

6.	Assumes a price per share of $10.47 on December 31, 2019 (the last trading day of the fiscal year).

7.	All unvested time-based equity awards held by Mr. Juhase will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

8.	All unvested time-based equity awards remain outstanding upon a Change in Control.

9.	All unvested time-based equity awards held by Mr. Juhase will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

10.

All unvested performance-based equity awards held by Mr. Juhase are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

11.

All unvested performance-based equity awards held by Mr. Juhase will continue to vest and be paid after the end of the applicable performance period based on target performance upon a Change in Control.

12.

Per the terms of the award agreements, Mr. Juhase’s PSUs granted in March 2018 and 2019 will vest pro-rata based upon actual attainment of the performance condition as of the end of the Company’s last fiscal quarter ending immediately prior to the fiscal quarter in which the date of death or disability took place (reflected at target for purposes of this table). Does not include the performance restricted stock award granted in February 2017 that vested on December 31, 2019.

13.	Except as disclosed, Mr. Juhase receives the same benefits that are generally available to all salaried employees upon disability or death.

43

POTENTIAL PAYMENT OBLIGATIONS UNDER MR. LEIB’S EMPLOYMENT AGREEMENT OR THE EXECUTIVE SEVERANCE PLAN UPON TERMINATION OF EMPLOYMENT OF AN NEO OR UPON A CHANGE IN CONTROL

Mr. Gardella, the Company’s chief financial officer, would be entitled to the following:

	TERMINATION WITHOUT CAUSE ($)		RESIGNATION OR TERMINATION WITH CAUSE ($)	RESIGNATION FOR GOOD REASON OR TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)		CHANGE IN CONTROL ($)		DISABILITY ($)		DEATH ($)
Cash:
Severance	820,000	(1)	0	1,230,000	(2)	0		—	(3)	—
Pro Rata Bonus	410,000	(4)	0	410,000	(4)	0		—	(5)	—	(5)
Equity (6)(7):
Restricted Stock/RSUs	0		0	476,406	(8)	—	(9)	476,406	(10)	476,406	(10)
Performance Restricted Stock/PSUs	0		0	685,785	(11)	—	(12)	327,362	(13)	327,362	(13)
Benefits and Perquisites: (14)
Post-Termination Health Care	9,942		0	14,913		0		—		—
Total:	1,239,942		0	2,817,104		0		803,768		803,768

1.

Mr. Gardella is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2.

Mr. Gardella is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

3.	Mr. Gardella is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4.

Mr. Gardella is entitled to a lump sum payment equal to his pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

5.

Pursuant to the terms of the AIP, Mr. Gardella is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6.

Options are not included in this table as, to the extent options held by Mr. Gardella would vest upon the enumerated scenario, the exercise price of the options is greater than the price per share of $10.47 on December 31, 2019 (the last trading day of the fiscal year).

7.	Assumes a price per share of $10.47 on December 31, 2019 (the last trading day of the fiscal year).

8.	All unvested time-based equity awards held by Mr. Gardella will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

9.	All unvested time-based equity awards remain outstanding upon a Change in Control.

10.	All unvested time-based equity awards held by Mr. Gardella will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

11.

All unvested performance-based equity awards held by Mr. Gardella are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

12.

All unvested performance-based equity awards held by Mr. Gardella will continue to vest and be paid after the end of the applicable performance period based on target performance upon a Change in Control.

13.

Per the terms of the award agreements, Mr. Gardella’s PSUs granted in March 2018 and 2019 will vest pro-rata based upon actual attainment of the performance condition as of the end of the Company’s last fiscal quarter ending immediately prior to the fiscal quarter in which the date of death or disability took place (reflected at target for purposes of this table). Does not include the performance restricted stock award granted in February 2017 that vested on December 31, 2019.

14.	Except as disclosed, Mr. Gardella receives the same benefits that are generally available to all salaried employees upon disability or death.

44	2020 PROXY STATEMENT

POTENTIAL PAYMENT OBLIGATIONS UNDER MR. LEIB’S EMPLOYMENT AGREEMENT OR THE EXECUTIVE SEVERANCE PLAN UPON TERMINATION OF EMPLOYMENT OF AN NEO OR UPON A CHANGE IN CONTROL

Ms. Reiners, the Company’s general counsel, would be entitled to the following:

	TERMINATION WITHOUT CAUSE ($)		RESIGNATION OR TERMINATION WITH CAUSE ($)	RESIGNATION FOR GOOD REASON OR TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)		CHANGE IN CONTROL ($)		DISABILITY ($)		DEATH ($)
Cash:
Severance	560,000	(1)	0	840,000	(2)	0		—	(3)	—
Pro Rata Bonus	210,000	(4)	0	210,000	(4)	0		—	(5)	—	(5)
Equity (6)(7):
Restricted Stock/Restricted Stock Units	0		0	226,874	(8)	—	(9)	226,874	(10)	226,874	(10)
Performance Restricted Stock/PSUs	0		0	318,288	(11)	—	(12)	150,419	(13)	150,419	(13)
Benefits and Perquisites: (14)
Post-Termination Health Care	4,846		0	7,268		0		—		—
Total:	774,846		0	1,602,430		0		377,293		377,293

1.

Ms. Reiners is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2.

Ms. Reiners is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

3.	Ms. Reiners is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4.

Ms. Reiners is entitled to a lump sum payment equal to her pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

5.

Pursuant to the terms of the AIP, Ms. Reiners is entitled to her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6.

Options are not included in this table as, to the extent options held by Ms. Reiners would vest upon the enumerated scenario, the exercise price of the options is greater than the price per share of $10.47 on December 31, 2019 (the last trading day of the fiscal year).

7.	Assumes a price per share of $10.47 on December 31, 2019 (the last trading day of the fiscal year).

8.	All unvested time-based equity awards held by Ms. Reiners will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

9.	All unvested time-based equity awards remain outstanding upon a Change in Control.

10.	All unvested time-based equity awards held by Ms. Reiners will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

11.

All unvested performance-based equity awards held by Ms. Reiners are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

12.

All unvested performance-based equity awards held by Ms. Reiners will continue to vest and be paid after the end of the applicable performance period based on target performance upon a Change in Control.

13.

Per the terms of the award agreements, Ms. Reiners’ PSUs granted in March 2018 and 2019 will vest pro-rata based upon actual attainment of the performance condition as of the end of the Company’s last fiscal quarter ending immediately prior to the fiscal quarter in which the date of death or disability took place (reflected at target for purposes of this table). Does not include the performance restricted stock award granted in February 2017 that vested on December 31, 2019.

14.	Except as disclosed, Ms. Reiners receives the same benefits that are generally available to all salaried employees upon disability or death.

45

POTENTIAL PAYMENT OBLIGATIONS UNDER MR. LEIB’S EMPLOYMENT AGREEMENT OR THE EXECUTIVE SEVERANCE PLAN UPON TERMINATION OF EMPLOYMENT OF AN NEO OR UPON A CHANGE IN CONTROL

Ms. Turner, the Company’s chief accounting officer, would be entitled to the following:

	TERMINATION WITHOUT CAUSE ($)		RESIGNATION OR TERMINATION WITH CAUSE ($)	RESIGNATION FOR GOOD REASON OR TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)		CHANGE IN CONTROL ($)		DISABILITY ($)		DEATH ($)
Cash:
Severance	435,000	(1)	0	652,500	(2)	0		—	(3)	—
Pro Rata Bonus	145,000	(4)	0	145,000	(4)	0		—	(5)	—	(5)
Equity (6)(7):
Restricted Stock/Restricted Stock Units	0		0	111,694	(8)	—	(9)	111,694	(10)	111,694	(10)
Performance Restricted Stock/PSUs	0		0	160,191	(11)	—	(12)	75,733	(13)	75,733	(13)
Benefits and Perquisites: (16)
Post-Termination Health Care	9,919		0	7,268		0		—		—
Total:	589,919		0	932,553		0		187,427		187,427

1.

Ms. Turner is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

2.

Ms. Turner is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period under the terms of the Executive Severance Plan.

3.	Ms. Turner is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.

4.

Ms. Turner is entitled to a lump sum payment equal to her pro-rated annual bonus for the year in which the termination occurs based on actual achievement, payable at the same time as and to the extent that all other annual bonuses are paid under the terms of the Executive Severance Plan. This bonus is reflected at target for purposes of this table.

5.

Pursuant to the terms of the AIP, Ms. Turner is entitled to her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.

6.

Options are not included in this table as, to the extent options held by Ms. Turner would vest upon the enumerated scenario, the exercise price of the options is greater than the price per share of $10.47 on December 31, 2019 (the last trading day of the fiscal year).

7.	Assumes price per share of $10.47 on December 31, 2019 (the last trading day of the fiscal year).

8.	All unvested time-based equity awards held by Ms. Turner will vest immediately upon a Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

9.	All unvested time-based equity awards held by Ms. Turner remain outstanding upon a Change in Control.

10.	All unvested time-based equity awards held by Ms. Turner will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

11.

All unvested performance-based equity awards held by Ms. Turner are deemed earned at target upon the Change in Control and vest in full as of the date of the Qualifying Termination during the CIC Termination Period under the terms of the Executive Severance Plan.

12.

All unvested performance-based equity awards held by Ms. Turner will continue to vest and be paid after the end of the applicable performance period based on target performance upon a Change in Control.

13.

Per the terms of the award agreements, Ms. Turner’s PSUs granted in March 2018 and 2019 will vest pro-rata based upon actual attainment of the performance condition as of the end of the Company’s last fiscal quarter ending immediately prior to the fiscal quarter in which the date of death or disability took place (reflected at target for purposes of this table). Does not include the performance restricted stock award granted in February 2017 that vested on December 31, 2019.

14.	Except as disclosed, Ms. Turner receives the same benefits that are generally available to all salaried employees upon disability or death.

46	2020 PROXY STATEMENT

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of Mr. Leib, the Company’s Chief Executive Officer, to the annual total compensation of the employee identified at median of our Company (other than our CEO), or the Pay Ratio Disclosure.

For 2019, our last completed fiscal year:

•	the annual total compensation of our median employee was $66,748;
•	the annual total compensation of our Chief Executive Officer was $4,323,789; and
•	Based on this information, for 2019, the estimated ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 65 to 1.

We used the same median employee in our pay ratio calculation in 2019 as we used in 2018. We believe this to be appropriate because there were no material changes in the make up of our employee population or our compensation arrangements in 2019 that would significantly impact our pay ratio disclosure or the identification of the median employee.

The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

47

Director Compensation

The Company’s Non-Employee Director Compensation Plan provides that annual compensation for non-employee directors consists of a cash retainer and an equity retainer. The Compensation Committee periodically reviews directors’ compensation and recommends changes as appropriate. Annual director compensation is paid as of the date of the annual meeting of stockholders, however, if any director joins the Board of Directors on a date other than the date of the annual meeting of stockholders, a pro-rata portion of each of the applicable cash retainer and equity retainer from the date joined to the next annual meeting date will be granted.

CASH RETAINER

The base cash retainer is equal to $80,000, and a director may also receive, as applicable, the following additional cash retainer amounts:

Chairman of the Board	$50,000
Chairman of the Audit Committee	$20,000
Chairman of the Compensation Committee	$20,000
Chairman of the Corporate Responsibility & Governance Committee	$15,000

In addition, any director serving on more than one committee shall also be entitled to an additional Cash Retainer of $5,000 for each additional committee service.

EQUITY RETAINER

The equity retainer is paid in the form of a grant of RSUs with a fair market value of $120,000. The Chairman of the Board will receive an additional equity retainer with a fair market value of $50,000. Fair market value is defined as the closing price of the Company’s common stock on the date of grant. Each RSU will vest and be payable in full in the form of common stock on the first anniversary of the grant date, provided that the RSUs will vest and be payable in full on the earlier of the date a director ceases to be a director and a Change in Control (as defined in the applicable performance incentive plan) if prior to the first anniversary of the grant date. Dividend equivalents on the RSUs will be deferred and credited with interest quarterly (at the same rate as five-year U.S. government bonds) and paid out in cash at the same time the corresponding portion of the RSU award becomes payable.

Effective as of February 3, 2020, the Equity Retainer was increased to a grant of RSUs with a fair market value of $150,000.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are our employees receive no additional fee for their service as a director. Non-employee directors receive compensation as described above.

48	2020 PROXY STATEMENT

2019 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

2019 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2)	ALL OTHER COMPENSATION ($)		TOTAL ($)
Luis Aguilar	95,000	120,000	0		215,000
Richard Crandall	130,000	170,000	4,311	(3)	304,311
Charles Drucker	80,000	120,000	0		200,000
Juliet Ellis	85,000	120,000	0		205,000
Gary Greenfield	105,000	120,000	0		225,000
Jeffrey Jacobowitz	80,000	120,000	0		200,000
Lois Martin	100,000	120,000	0		220,000

1.	The amounts shown in this column constitute the base cash retainer plus any additional cash retainer for serving as chairperson of the board or committees as set forth above under Cash Retainer.

2.

The amounts shown in this column constitute the restricted stock units granted under the Company’s Amended and Restated 2016 PIP as payment of the non-employee director equity retainer calculated as set forth above under Equity Retainer. Grant date fair value with respect to the RSUs is determined in accordance with ASC Topic 718. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. As of December 31, 2019, each director had outstanding RSUs in the aggregate amount of 9,508, except for Mr. Crandall who had an aggregate amount of RSUs of 52,340, which includes previously deferred RSUs payable upon leaving the Board.

3.	Includes interest accrued on dividend equivalents on RSUs credited to Mr. Crandall’s account.

Director Stock Ownership Requirements

Each non-employee director must own and retain the lesser of the number of shares of common stock with a dollar value of $440,000 or 19,000 shares of common stock or certain equivalents. Non-employee directors are required to achieve that ownership level within five years of being named or elected as a director and progress must be made on an annual basis until the guideline is met. Each director and nominee for director is currently in compliance with his or her common stock ownership requirements.

49

Certain Transactions

The Company has a written policy relating to the approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the Corporate Responsibility & Governance Committee or (ii) if the Corporate Responsibility & Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, such disinterested members of the Board, by a majority vote. Related persons include any of our directors, certain executive officers, certain of our stockholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the Corporate Responsibility & Governance Committee or such disinterested directors, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to, the size of the transaction and the amount payable to or receivable from a related person; the nature of the interest of the related person in the transaction; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year, all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, each executive officer of the Company is required to advise the chairman of the Corporate Responsibility & Governance Committee of any related person transaction of which he or she becomes aware. The Company had no transactions with related persons involving an amount in excess of $120,000 in 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2018 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met in a timely matter, with the exception of a Form 3 that was unintentionally filed late on behalf of Mr. Jacobowitz.

50	2020 PROXY STATEMENT

Report of the Audit Committee

Management has the primary responsibility for preparing the Company’s financial statements in accordance with generally accepted accounting principles and for establishing and maintaining adequate internal financial controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited financial statements as of and for the year ended December 31, 2019, as well as management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal controls over financial reporting. The Audit Committee has discussed with the Company’s independent registered public accounting firm all matters required to be discussed by PCAOB AU 380 (Communications with Audit Committees), including its judgments as to the quality of the Company’s financial reporting.

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

The Audit Committee

Lois Martin, Chair

Juliet Ellis

Gary Greenfield

Jeffrey Jacobowitz

51

The Company’s Independent Registered Public Accounting Firm

FEES

Audit Fees—Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the years ended December 31, 2019 and 2018. Total fees paid to Deloitte for audit services rendered during 2019 were $1,653,000 and 2018 were $2,068,000.

Audit-Related Fees—Total fees paid to Deloitte for audit-related services rendered during 2019 were $409,000 and 2018 were $325,000. Audit-related fees in 2019 and in 2018 reflect fees charged for assurance and related services that are reasonably related to the performance of the audit of our financial statements. These services primarily included IT attestation services and acquisition due diligence services.

Tax Fees—No fees were paid to Deloitte for tax services rendered during 2019 or 2018.

All Other Fees—No other fees were paid to Deloitte for any other services rendered during 2019 or 2018.

Audit Committee Pre-Approval Policy—The Audit Committee has policies and procedures that require the approval by the Audit

Committee of all services performed by, and as necessary, fees paid to the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount and individual dollar amount per engagement, certain permitted non-audit services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted non-audit service amounts exceed the thresholds established by the pre-approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee chairman has the authority to approve any services outside the specific pre-approved non-audit services and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided, as noted above, were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described above.

52	2020 PROXY STATEMENT

Submitting Stockholder Proposals and Nominations for 2021 Annual Meeting

Any proposals that stockholders wish to present at the 2021 Annual Meeting must be received by December 14, 2020 in order to be considered for inclusion in the Company’s proxy materials. The 2021 Annual Meeting is currently scheduled to be held on May 13, 2021.

A stockholder wishing to nominate a candidate for election to the Board, or make a proposal at the 2021 Annual Meeting that will not be considered for inclusion in the Company’s proxy materials, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 90 to 120 days before May 18, 2021, the first anniversary of the 2020 Annual Meeting (January 19 to February 18, 2021). If the

meeting date for the 2021 Annual Meeting is later scheduled to be on a day more than 30 days prior to or 30 days later than May 13, 2021, stockholders are allowed to submit a notice of nomination or proposal any time before the later of 1) 90 days before the meeting or 2) the tenth day following notice of the annual meeting.

A nomination or proposal that does not supply adequate information about the nominee or proposal and the stockholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to: Secretary, Donnelley Financial Solutions, Inc., 35 West Wacker Drive, Chicago, Illinois 60601.

Discretionary Voting of Proxies on Other Matters

The Company’s management does not currently intend to bring any proposals to the 2020 Annual Meeting other than the election of directors, the advisory vote to approve executive compensation, ratification of the auditors and the stockholder proposal. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By order of the Board of Directors

Jennifer B. Reiners, Secretary

Chicago, Illinois, April 13, 2020

53

Appendix A

Reconciliation of GAAP Net Earnings to

Non-GAAP Adjusted EBITDA

(in millions)

	For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2017
GAAP net earnings	$37.6	$73.6	$9.7
Adjustments
Net gain on sale of building(1)	(19.2)	—	—
Gain on equity investment	(13.6)	(11.8)	—
Restructuring, impairment and other charges-net	13.6	4.4	7.1
Share-based compensation expense	8.9	9.2	6.8
Net loss (gain) on sale of Language Solutions business	4.0	(53.8)	—
Pension settlement charges	3.9	—	—
Investor-related expenses(2)	1.5	0.5	—
Acquisition-related expenses	0.1	0.8	0.2
Gain on eBrevia investment	—	(1.8)	—
Spin-off related transaction expenses	—	20.1	16.5
Disposition-related expense(3)	—	6.8	—
Depreciation and amortization	49.6	45.8	44.5
Interest expense-net	38.1	36.7	42.9
Pension income and other income (expense), net(4)	(2.0)	(4.7)	(3.4)
Income tax expense	14.5	29.1	46.5

Total Non-GAAP adjustments	99.4	81.3	161.1

Non-GAAP adjusted EBITDA	$137.0	$154.9	$170.8

(1)	Completed a sale-leaseback of the Secaucus, New Jersey printing facility in 2019, resulting in a net gain of approximately $19.2 million.
(2)	Expenses incurred related to non-routine investor matters which include third-party advisory and consulting.
(3)	Expenses incurred related to the disposition of the Company’s Language Solutions business.
(4)

During the first quarter of 2018, the Company adopted ASU 2017-07, which resulted in the presentation of net pension income within investment and other income in the condensed consolidated statement of operations instead of selling, general and administrative expenses. Prior period net pension income was also reclassified.

Reconciliation of Net Cash Provided by Operating Activities to

Free Cash Flow

(in millions)

	For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2017
Net cash provided by operating activities	$54.5	$66.3	$91.4
Less: capital expenditures	44.8	37.1	27.8

Free cash flow	$9.7	$29.2	$63.6

Reconciliation of Total Debt to Non-GAAP Net Debt

(in millions)

	For the Twelve Months Ended
	December 31, 2019	December 31, 2018	December 31, 2017
Total Debt	$296.0	$362.7	$458.3
Cash	17.2	47.3	52.0

Non-GAAP Net Debt (defined as total debt less cash)	278.8	315.4	406.3
Non-GAAP adjusted EBITDA for the twelve months ended December 31	137.0	154.9	170.8
Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by non-GAAP adjusted EBITDA)	2.0x	2.0x	2.4x

A-1

The right solutions in

moments that matter

35 West Wacker Drive, Chicago, Illinois 60601 / +1 800 823 5304 /

ANNUAL MEETING OF DONNELLEY FINANCIAL SOLUTIONS, INC.

Date:	May 18, 2020
Time:	2:00 P.M. (Eastern Time)
Virtual	Annual meeting to be held live via the Internet - please visit
Meeting:	www.proxydocs.com/DFIN for more details

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3 and AGAINST Proposal 4.

1:	Election of Directors

		For	Against	Abstain
	01 Luis Aguilar	☐	☐	☐
	02 Richard Crandall	☐	☐	☐
	03 Charles Drucker	☐	☐	☐
	04 Juliet Ellis	☐	☐	☐
	05 Gary Greenfield	☐	☐	☐
	06 Jeffrey Jacobowitz	☐	☐	☐
	07 Daniel Leib	☐	☐	☐
	08 Lois Martin	☐	☐	☐

		For	Against	Abstain
2:	Advisory Vote to Approve Executive Compensation	☐	☐	☐

3:	Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

4:	Stockholder Proposal	☐	☐	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Donnelley Financial Solutions, Inc.

Stockholders to be held on Monday, May 18, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE
Go To		866-509-1046
www.proxypush.com/DFIN • Cast your vote online. • View Meeting Documents.		• Use any touch-tone telephone.
	OR	• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL
OR • Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned appoints David A. Gardella and Jennifer B. Reiners, or any of them, each with the power of substitution, and each are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Donnelley Financial Solutions, Inc. to be held on May 18, 2020 or at any postponement or adjournment thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS: FOR LUIS AGUILAR, FOR RICHARD CRANDALL, FOR CHARLES DRUCKER, FOR JULIET ELLIS, FOR GARY GREENFIELD, FOR JEFFREY JACOBOWITZ, FOR DANIEL LEIB, FOR LOIS MARTIN, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AGAINST PROPOSAL 4.

All votes must be received by 11:59 P.M., Eastern Time, May 15, 2020.

PROXY TABULATOR FOR
DONNELLEY FINANCIAL SOLUTIONS, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Donnelley Financial Solutions, Inc.

Annual Meeting of Stockholders

May 18, 2020, 2.00 p.m. (Eastern Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints David A. Gardella and Jennifer B. Reiners (the “Named Proxies”), and each of them, as proxies for the undersigned, with full power of substitution, to vote, as designated on the reverse side, the shares of common stock of Donnelley Financial Solutions, Inc., a Delaware corporation, the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held live via the Internet (please visit www.proxydocs.com/DFIN for more details) on Monday, May 18, 2020 at 2.00 p.m. (Eastern Time) and all adjournments or postponements thereof.

The purpose of the Annual Meeting is to take action on the following:

1.	To elect 8 Directors;

2.	To approve, on an advisory basis, the Company’s executive compensation;

3.	To vote to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

4.	To vote on a Stockholder Proposal; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The 8 directors standing for election are: Luis Aguilar, Richard Crandall, Charles Drucker, Juliet Ellis, Gary Greenfield, Jeffrey Jacobowitz, Daniel Leib and Lois Martin.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director, “FOR” Proposals 2 and 3 and “AGAINST” Proposal 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director, “FOR” Proposals 2 and 3 and “AGAINST” Proposal 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.